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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 28, 2009

To Our Stockholders:

       We cordially invite you to attend the 2009 annual meeting of FedEx's stockholders. The meeting will take place in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 28, 2009, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

       The purpose of the meeting is to:

  1.
  Elect twelve directors;

  2.
  Ratify the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm for fiscal year 2010;

  3.
  Act upon four stockholder proposals, if properly presented at the meeting; and

  4.
  Transact any other business that may properly come before the meeting.

       Only stockholders of record at the close of business on August 3, 2009, may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

CHRISTINE P. RICHARDS Executive Vice President, General Counsel and Secretary
August 17, 2009

       HOW TO VOTE: Please complete, date, sign and return the accompanying proxy card or voting instruction card, or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States.

       REDUCE MAILING COSTS: If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

       ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FedEx common stock as of the record date, and a valid government-issued photo identification. The indicated portion of your proxy card or the ticket accompanying your voting instruction card will serve as your admission ticket. If you are a registered stockholder and receive your proxy materials electronically, you should follow the instructions provided to print a paper admission ticket.

       Your vote is very important. Please vote whether or not you plan to attend the meeting.

2009 PROXY STATEMENT

i

(continued)

Page
Compensation Elements and Fiscal 2009 Amounts	30
Long-Term Equity Incentives – Stock Options and Restricted Stock	35
Other Elements of Executive Compensation	36
Tax Deductibility of Compensation	38
EXECUTIVE COMPENSATION	39
Summary Compensation Table	39
GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2009	45
OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2009	47
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009	49
FISCAL 2009 PENSION BENEFITS	50
Overview of Pension Plans	50
Traditional Pension Benefit	51
Portable Pension Account	51
Lump Sum Distribution	52
Taxes	53
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	54
Benefits Triggered by Retirement, Death or Permanent Disability – Stock Option and Restricted Stock Plans	54
Benefits Triggered by Change of Control or Termination After Change of Control – Stock Option and Restricted Stock Plans and Management Retention Agreements	55
DIRECTORS' COMPENSATION	58
Outside Directors' Compensation	58
Retirement Plan for Outside Directors	58
Fiscal 2009 Director Compensation	60
EQUITY COMPENSATION PLANS	62
Equity Compensation Plans Approved by Stockholders	62
Equity Compensation Plans Not Approved by Stockholders	62
Summary Table	62
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	64
AUDIT AND NON-AUDIT FEES	65
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66
Appointment of Independent Registered Public Accounting Firm	66
Policies Regarding Independent Auditor	66
Vote Required for Ratification	67
PROPOSAL 3 – STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN	67
Board of Directors' Statement in Opposition	68
Vote Required for Approval	69
PROPOSAL 4 – STOCKHOLDER PROPOSAL: SPECIAL SHAREOWNER MEETINGS	70
Board of Directors' Statement in Opposition	71
Vote Required for Approval	72
PROPOSAL 5 – STOCKHOLDER PROPOSAL: SHAREHOLDER VOTE ON EXECUTIVE PAY	73
Board of Directors' Statement in Opposition	74
Vote Required for Approval	75
PROPOSAL 6 – STOCKHOLDER PROPOSAL: HEALTH CARE REFORM PRINCIPLES	76
Board of Directors' Statement in Opposition	76
Vote Required for Approval	77
OTHER MATTERS	77
ADDITIONAL INFORMATION	77
Proxy Solicitation	77
Householding	77
Stockholder Proposals for 2010 Annual Meeting	78
APPENDIX A – COMPANIES IN EXECUTIVE COMPENSATION COMPARISON SURVEY GROUP	A-1

ii

FedEx Corporation

942 South Shady Grove Road
Memphis, Tennessee 38120

2009 PROXY STATEMENT

       FedEx's Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2009 Annual Meeting of Stockholders. The meeting will take place in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 28, 2009, at 10:00 a.m. local time. At the meeting, stockholders will vote on the election of twelve directors, the ratification of FedEx's independent registered public accounting firm and, if properly presented at the meeting, four stockholder proposals. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

       By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Christine P. Richards, FedEx's Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx's Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

       FedEx's Annual Report to Stockholders for the fiscal year ended May 31, 2009, which includes FedEx's fiscal 2009 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

       We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about August 17, 2009.

       IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2009: The following materials are available on the Investor Relations page of the FedEx Web site at http://www.fedex.com/us/investorrelations:

  •
  The Notice of Annual Meeting of Stockholders To Be Held September 28, 2009;

  •
  This proxy statement; and

  •
  FedEx's Annual Report to Stockholders for the fiscal year ended May 31, 2009.

       YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

       At the annual meeting, the stockholders will be asked to:

  •
  elect twelve directors;

  •
  ratify the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm; and

  •
  act on four stockholder proposals, if properly presented.

Stockholders also will transact any other business that may properly come before the meeting. Members of FedEx's management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

       The record date for the meeting is August 3, 2009. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 312,387,969 shares of FedEx common stock outstanding.

Am I entitled to vote if my shares are held in "street name"?

       If your shares are held by a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares held in "street name." If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give voting instructions, your record holder will nevertheless be entitled to vote your shares in its discretion on the election of directors (Proposal 1) and the ratification of the appointment of the independent registered public accounting firm (Proposal 2). Absent your instructions, the record holder will not be permitted, however, to vote your shares on the adoption of the four stockholder proposals (Proposals 3 through 6) and your shares will be considered "broker non-votes" on those proposals. See "How will broker non-votes be treated?" on page 5.

       As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the meeting?

       A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

       If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

 How do I vote?

       1.    YOU MAY VOTE BY MAIL.    If you properly complete, sign and date the accompanying proxy card or voting instruction card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

       2.    YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET.    If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring your admission ticket. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 27, 2009.

       If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. The availability of telephone and Internet voting will depend on the voting process of the record holder of your shares. We recommend that you follow the instructions set forth on the voting instruction card provided to you.

  NOTE: If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

       3.    YOU MAY VOTE IN PERSON AT THE MEETING.    If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your record holder and bring it with you to the meeting.

How do I vote my shares held in a FedEx benefit plan?

       If you own shares of FedEx common stock through a FedEx or subsidiary benefit plan, you can direct the trustee or the record holder to vote the shares held in your account in accordance with your instructions by completing the proxy card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. In order to instruct a plan trustee or record holder on the voting of shares held in your account, your instructions must be received by September 23, 2009. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

Who can attend the meeting?

       Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked "Admission Ticket." You also must bring a valid government-issued photo identification, such as a driver's license or a passport. If you received your proxy materials through the Internet, you should follow the instructions provided to print a paper admission ticket.

       If your shares are held in street name, you must bring the "Admission Ticket" that accompanies your voting instruction card. Alternatively, you may bring other proof of ownership, such as a brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. In addition, you must bring a valid government-issued photo identification, such as a driver's license or a passport.

       Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

 Can I change my vote after I submit my proxy?

       Yes, if you are a registered stockholder you may revoke your proxy and change your vote by:

  •
  submitting a valid, later-dated proxy card or a later-dated vote by telephone or on the Internet (the latest-dated, properly completed proxy that you submit, whether by mail, by telephone or on the Internet, will count as your vote); or

  •
  giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

       If your shares are held in street name, you should contact the record holder of your shares and follow its procedures for changing your voting instructions. You may also vote in person at the meeting if you obtain a legal proxy from your record holder.

Will my vote be kept confidential?

       Yes, your vote will be kept confidential and not disclosed to FedEx unless:

  •
  required by law;

  •
  you expressly request disclosure on your proxy; or

  •
  there is a proxy contest.

Who will count the votes?

       FedEx's transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

       Your Board recommends that you vote:

  •
  FOR the election of each of the twelve nominees to the Board of Directors;

  •
  FOR the ratification of the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm; and

  •
  AGAINST each of the stockholder proposals.

What if I do not specify how my shares are to be voted?

       If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

  •
  FOR the election of each of the twelve nominees to the Board of Directors;

  •
  FOR the ratification of the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm; and

  •
  AGAINST each of the stockholder proposals.

Will any other business be conducted at the meeting?

       We know of no other business to be conducted at the meeting. FedEx's Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect each director nominee?

       A nominee will be elected to the Board of Directors if the number of votes cast "for" such nominee's election exceeds the number of votes cast "against" such nominee's election. See "Corporate Governance Matters — Majority-Voting Standard for Director Elections" on page 11.

 What happens if a director nominee does not receive the required majority vote?

       A nominee who is not already serving as a director and who fails to receive the required majority vote will not be elected and thus will not serve on the Board of Directors.

       Each current director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. See "Corporate Governance Matters — Majority-Voting Standard for Director Elections" on page 11.

What happens if a director nominee is unable to stand for election?

       If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

How many votes are required to ratify the appointment of FedEx's independent registered public accounting firm?

       The ratification of the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

How many votes are required to approve each of the stockholder proposals?

       If the stockholder proposal is properly presented at the meeting, approval of the proposal requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote. Approval of the stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

How will abstentions be treated?

       Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals, abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

How will broker non-votes be treated?

       If your shares are held in street name and you do not give voting instructions, your record holder will be entitled to vote your shares in its discretion on the election of directors (Proposal 1) and the ratification of the appointment of the independent registered public accounting firm (Proposal 2). Your shares will be treated as broker non-votes on the other proposals.

       Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, the record holder of your shares may not vote your shares on the four stockholder proposals (Proposals 3 through 6). A broker non-vote with respect to these proposals will not affect their outcome.

Will the meeting be Webcast?

       Yes, you are invited to visit the events section of the Investor Relations page of our Web site (http://ir.fedex.com/events.cfm) at 10:00 a.m., Central time, on September 28, 2009, to access the live Webcast of the meeting. An archived copy of the Webcast will be available on our Web site for at least one year. The information on FedEx's Web site, however, is not incorporated by reference in, and does not form part of, this proxy statement.

STOCK OWNERSHIP

Directors and Executive Officers

       The following table sets forth the amount of FedEx's common stock beneficially owned by each director or nominee, each named executive officer included in the Summary Compensation Table on page 39, and all directors, nominees and executive officers as a group, as of August 3, 2009. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)	Percent of Class(2)
Frederick W. Smith	19,588,774	(3)	2,226,037	6.93%
James L. Barksdale	46,800		31,600	*
John A. Edwardson	15,000		39,600	*
Judith L. Estrin	34,000		63,600	*
J.R. Hyde, III	132,000	(4)	39,600	*
Shirley A. Jackson	7,000		33,600	*
Steven R. Loranger	7,800	(5)	13,200	*
Gary W. Loveman	10,414		8,800	*
Susan C. Schwab	300		–	*
Joshua I. Smith	5,086		36,600	*
David P. Steiner	–		–	*
Paul S. Walsh	8,500		51,600	*
Peter S. Willmott	106,690	(6)	39,600	*
David J. Bronczek	102,185	(7)	356,888	*
T. Michael Glenn	201,162	(8)	283,268	*
Alan B. Graf, Jr.	216,818	(9)	331,393	*
Christine P. Richards	58,371		88,468	*
All directors, nominees and executive officers as a group (20 persons)	20,702,139	(10)	4,035,713	7.82%

*
Less than 1% of FedEx's outstanding common stock.

(1)
Reflects the number of shares that can be acquired at August 3, 2009, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed "Number of Shares," but included in the ownership percentages reported in the column headed "Percent of Class."

(2)
Based on 312,387,969 shares outstanding on August 3, 2009.

(3)
Includes 15,341,535 shares owned by Mr. Smith (5,887,564 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company (496,000 of such shares have been pledged as security by Enterprise), 736 shares owned by Mr. Smith's spouse and 102,928 shares held in trust for the benefit of Mr. Smith's child. Regions Morgan Keegan Trust, FSB, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Includes 2,295 shares held in FedEx's retirement savings plan. Mr. Smith's business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4)
Includes 100,000 shares pledged as security by Mr. Hyde.

(5)
Owned by a family trust.

(6)
Includes 106,690 shares pledged as security by Mr. Willmott.

(7)
Includes 667 shares held in FedEx's retirement savings plan.

(8)
Includes 88,750 shares owned by Glenn Family Partners, L.P. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 548 shares held in FedEx's retirement savings plan.

(9)
Includes 7,400 shares owned by a family trust and 428 shares held in FedEx's retirement savings plan.

(10)
Includes 1,013 stock units held in a deferred compensation plan. These stock units are payable in shares of FedEx common stock on a one-for-one basis. Also includes an aggregate 4,782 shares held in FedEx's retirement savings plan.

 Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx's common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

       Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from FedEx's directors and reporting officers that no additional reports were required, FedEx believes that its directors and reporting officers complied with all these filing requirements for the fiscal year ended May 31, 2009.

Significant Stockholders

       The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx's outstanding shares of common stock as of March 31, 2009.

	Amount and Nature of Beneficial Ownership		Percent of Class
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	21,237,051	(1)	6.82%
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101	22,604,557	(2)	7.26%

(1)
Dodge & Cox, a registered investment advisor, had sole voting power over 19,998,259 shares and sole investment power over all 21,237,051 shares.

(2)
PRIMECAP Management Company, a registered investment advisor, had sole voting power over 4,321,418 shares and sole investment power over all 22,604,557 shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

       In furtherance of its longstanding goals of providing effective governance of FedEx's business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board of Directors has adopted Corporate Governance Guidelines, charters for each of its Board committees and a Code of Business Conduct and Ethics for directors, officers and employees of FedEx. Each of these documents is available, free of charge, in print to any stockholder who requests it and in the corporate governance section of the Investor Relations page of our Web site at http://ir.fedex.com/governance.cfm. The information on FedEx's Web site, however, is not incorporated by reference in, and does not form part of, this proxy statement.

Director Independence

       The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees and, with the exception of Frederick W. Smith, each of the Board's current members (James L. Barksdale, John A. Edwardson, Judith L. Estrin, J.R. Hyde, III, Shirley A. Jackson, Steven R. Loranger, Gary W. Loveman, Susan C. Schwab, Joshua I. Smith, Paul S. Walsh and Peter S. Willmott), as well as David P. Steiner, is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee members) and the Board's more stringent standards for determining director independence. Mr. Smith is FedEx's Chairman of the Board, President and Chief Executive Officer. Philip Greer and Charles T. Manatt retired as directors immediately before the 2008 annual meeting, and August A. Busch IV resigned as a director in January 2009. The Board of Directors had previously affirmatively determined that each of these former directors was independent.

       Under the Board's standards of director independence, which are included in FedEx's Corporate Governance Guidelines, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

  •
  Prior Employment of Director.  The director was employed by FedEx or was personally working on FedEx's audit as an employee or partner of FedEx's independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

  •
  Prior Employment of Immediate Family Member.  An immediate family member was an officer of FedEx or was personally working on FedEx's audit as an employee or partner of FedEx's independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

  •
  Current Employment of Immediate Family Member.  An immediate family member is employed by FedEx in a non-officer position, or by FedEx's independent auditor not as a partner and not personally working on FedEx's audit.

  •
  Interlocking Directorships.  An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

  •
  Business Relationships.  The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company's three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company's consolidated gross revenues for such year.

  •
  Indebtedness.  The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

  •
  Charitable Contributions.  The director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization's three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization's consolidated gross revenues for such year.

       The Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

  •
  Messrs. Barksdale and Willmott each served as officers of FedEx, but they left the company well over five years ago (Mr. Barksdale's employment at FedEx ended in 1992, and Mr. Willmott's employment at FedEx ended in 1983).

  •
  FedEx has made charitable contributions to tax-exempt organizations for which each of the following independent directors or their spouses serve as a trustee or director: Messrs. Barksdale, Hyde and Loranger. With the exception of the contributions to Memphis Tomorrow discussed below (see " — Related Person Transactions"), the contributions by FedEx to each such organization have not within any of the other organization's three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of the other organization's consolidated gross revenues for such year. In addition, Mr. Hyde (or his wife) and certain FedEx executive officers are affiliated with several of the same Memphis-based non-profit organizations.

  •
  In the ordinary course of business, FedEx makes purchases from entities for which each of the following independent directors or director nominees serves as an officer: Messrs. Edwardson, Loranger and Steiner. The amount of the payments made by FedEx to each such entity has not within any of the other entity's three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of the other entity's consolidated gross revenues for such year.

  •
  Frederick W. Smith has made passive investments (holding debt and/or less-than-5% equity interests) in privately held entities with which each of the following independent directors is affiliated: Mr. Barksdale and Ms. Estrin.

  •
  Mr. Hyde and his wife together own a minority interest in the NBA Memphis Grizzlies professional basketball team, with which FedEx has a business relationship. The Hydes' ownership interest in the team declined significantly during fiscal 2008 — from approximately 13% to 1%.

Audit Committee Financial Expert

       The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Director Mandatory Retirement

       A director must retire immediately before the annual meeting of FedEx's stockholders during the calendar year in which he or she attains age 72. Accordingly, Peter S. Willmott is retiring as a director immediately before this year's annual meeting.

Stock Ownership Goal for Directors and Senior Officers

       In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx's stockholders, the Board of Directors has established a goal that (i) within three years after joining the Board, each non-management director own FedEx shares valued at three times his or her annual retainer fee, and (ii) within four years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

  •
  5x for the Chairman of the Board, President and Chief Executive Officer;

  •
  3x for the other FedEx executive officers;

  •
  2x for executive vice presidents of FedEx's core operating companies; and

  •
  1x for certain other senior officers.

       For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx's Corporate Governance Guidelines. As of August 3, 2009, each director (other than Susan C. Schwab, who joined the Board in June 2009) and executive officer owned sufficient shares to comply with this goal.

Policy on Poison Pills

       The Board of Directors has adopted a policy requiring stockholder approval for any future "poison pill" prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx's Bylaws and Corporate Governance Guidelines.

Executive Sessions of Non-Management Directors

       Non-management Board members meet without management present at regularly scheduled executive sessions in conjunction with each in-person meeting of the Board of Directors. At least once a year, such meetings include only the independent members of the Board. The Chairman of the Nominating & Governance Committee presides over meetings of the non-employee and independent directors.

Communications with Directors

       You may communicate directly with any member or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Nomination of Director Candidates

       The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee's consideration, stockholders may submit the candidate's name, qualifications, including whether the candidate satisfies the requirements set forth below, and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx's Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see page 78, "Additional Information — Stockholder Proposals for 2010 Annual Meeting."

       The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating & Governance Committee considers potential candidates for director, who may come to the attention of the Nominating & Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating & Governance Committee has engaged a third-party executive search firm to assist in identifying potential board candidates. The Nominating & Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

       If the Nominating & Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate's qualifications and character. In its evaluation of potential director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size, composition and needs of the Board of Directors and each of its committees.

       Candidates nominated for election or reelection to the Board of Directors must possess the following minimum qualifications:

  •
  The highest level of personal and professional ethics, integrity and values;

  •
  An inquiring and independent mind;

  •
  Practical wisdom and mature judgment;

  •
  Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

  •
  Expertise that is useful to FedEx and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

  •
  Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

  •
  Commitment to serve on the Board for several years to develop knowledge about FedEx's business;

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

  •
  Involvement only in activities or interests that do not conflict with the director's responsibilities to FedEx and its stockholders.

       In addition, it is desirable that the following qualities or skills be possessed by one or more of FedEx's Board members: transportation industry experience; international experience; financial expertise; marketing expertise; technological expertise; energy expertise; and government experience.

       David P. Steiner is the only director nominee who is not an executive officer of FedEx or a current director standing for reelection. The third-party executive search firm engaged by the Nominating & Governance Committee provided assistance in identifying Mr. Steiner as a potential Board candidate. Frederick W. Smith, FedEx's Chairman of the Board, President and Chief Executive Officer, and Peter S. Willmott, Chairman of the Nominating & Governance Committee of the Board, recommended Mr. Steiner as a nominee for election at the annual meeting.

Majority-Voting Standard for Director Elections

       FedEx's Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast "for" than "against" his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each incumbent director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast "for" than "against" his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx's Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director's resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the Securities and Exchange Commission.

 Policy on Review and Preapproval of Related Person Transactions

       The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx's Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

  •
  interfere with the objectivity and independence of any related person's judgment or conduct in carrying out his or her duties and responsibilities to FedEx;

  •
  not be fair as to FedEx; or

  •
  otherwise be opposed to the best interests of FedEx and its stockholders.

       The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify or terminate the transaction or relationship.

Related Person Transactions

       In accordance with the policy described above, the Nominating & Governance Committee has reviewed the following related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

  •
  In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with the NFL Washington Redskins professional football team. Under this agreement, FedEx has certain marketing rights, including the right to name the Redskins' stadium "FedExField." In August 2003, Frederick W. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

  •
  FedEx's policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith paid FedEx approximately $160,000 during fiscal 2009 in connection with certain personal use of corporate aircraft.

  •
  J.R. Hyde, III and David J. Bronczek serve together on the board of Memphis Tomorrow, a non-profit organization. In fiscal 2009, FedEx contributed $1 million (the second installment of a five-year commitment for $5 million) to Memphis Tomorrow, which represents approximately 23% of the organization's annual revenues. The mission of Memphis Tomorrow is to bring top business leaders together with Memphis government and civic leaders to foster economic prosperity for the local community. The Board of Directors has determined that this relationship does not impair Mr. Hyde's independence because, among other things, he does not receive any special benefit from FedEx's contributions to the organization.

  •
  David F. Rebholz is the President and Chief Executive Officer of FedEx Ground. Mr. Rebholz's brother is employed by FedEx Freight as a sales account executive in Missouri. His total annual compensation during fiscal 2009 was approximately $125,000.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

       During fiscal 2009, the Board of Directors held six regular meetings and one special meeting. Each incumbent director attended at least 75% of the meetings of the Board and any committees on which he or she served.

Committees

       The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee's written charter, as adopted by the Board of Directors, is available on the FedEx Web site at http://ir.fedex.com/com_charters.cfm. Committee memberships are as follows:

Audit Committee	Information Technology Oversight Committee
John A. Edwardson (Chairman) Gary W. Loveman Joshua I. Smith Peter S. Willmott	Judith L. Estrin (Chairwoman) James L. Barksdale J.R. Hyde, III Gary W. Loveman
Compensation Committee	Nominating & Governance Committee
Steven R. Loranger (Chairman) Shirley A. Jackson Susan C. Schwab Paul S. Walsh	Peter S. Willmott (Chairman) James L. Barksdale Judith L. Estrin Shirley A. Jackson

       The Board of Directors has approved reconstituting the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will be as follows:

Audit Committee	Information Technology Oversight Committee
John A. Edwardson (Chairman) Gary W. Loveman Joshua I. Smith David P. Steiner	Judith L. Estrin (Chairwoman) James L. Barksdale J.R. Hyde, III Gary W. Loveman
Compensation Committee	Nominating & Governance Committee
Steven R. Loranger (Chairman) Shirley A. Jackson Susan C. Schwab Paul S. Walsh	Shirley A. Jackson (Chairwoman) James L. Barksdale Judith L. Estrin Steven R. Loranger

       The Audit Committee, which held ten meetings during fiscal 2009, performs the following functions:

  •
  oversees the independent registered public accounting firm's qualifications, independence and performance;

  •
  assists the Board of Directors in its oversight of (i) the integrity of FedEx's financial statements; (ii) the effectiveness of FedEx's disclosure controls and procedures and internal control over financial reporting; (iii) the performance of the internal auditors; and (iv) FedEx's compliance with legal and regulatory requirements; and

  •
  preapproves all audit and allowable non-audit services to be provided by FedEx's independent registered public accounting firm.

       The Compensation Committee, which held six meetings during fiscal 2009, performs the following functions:

  •
  evaluates, together with the independent members of the Board, the performance of FedEx's Chairman of the Board, President and Chief Executive Officer and recommends his compensation for approval by the independent directors;

  •
  discharges the Board's responsibilities relating to the compensation of executive management;

  •
  reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement; and

  •
  oversees the administration of FedEx's equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs.

       The Information Technology Oversight Committee, which held six meetings during fiscal 2009, performs the following functions:

  •
  appraises major information technology ("IT") related projects and technology architecture decisions;

  •
  ensures that FedEx's IT programs effectively support FedEx's business objectives and strategies; and

  •
  advises FedEx's senior IT management team and the Board of Directors on IT related matters.

       The Nominating & Governance Committee, which held seven meetings during fiscal 2009, performs the following functions:

  •
  identifies individuals qualified to become Board members;

  •
  recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;

  •
  recommends to the Board directors for appointment to Board committees; and

  •
  assists the Board in developing and implementing effective corporate governance, compliance and ethics programs.

Attendance at Annual Meeting of Stockholders

       FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors, except Mr. Hyde, attended the 2008 annual meeting of stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

       All of FedEx's directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve members. Peter S. Willmott is retiring as a director immediately before the annual meeting and is not standing for reelection. The Board proposes that each of the other current directors be reelected to the Board. In addition, the Board of Directors has nominated David P. Steiner for election as a director. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2010 and until his or her successor is duly elected and qualified.

       Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

       Under FedEx's majority-voting standard, each of the twelve director nominees must receive more votes cast "for" than "against" his or her election in order to be elected to the Board. For more information, please see "Corporate Governance Matters — Majority-Voting Standard for Director Elections" on page 11.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWELVE NOMINEES.

       The following table sets forth, with respect to each nominee, his or her name, age, principal occupation and employment during at least the past five years, the year in which he or she first became a director of FedEx (or its predecessor, FedEx Express) and directorships held in other public companies.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Frederick W. Smith 1971	64	Chairman, President and Chief Executive Officer of FedEx since January 1998; Chairman of FedEx Express since 1975; Chairman, President and Chief Executive Officer of FedEx Express from 1983 to January 1998; Chief Executive Officer of FedEx Express from 1977 to January 1998; President of FedEx Express from 1971 to 1975.
James L. Barksdale 1999	66
		Chairman and President, Barksdale Management Corporation, an investment management company, since April 1999; Managing Partner, The Barksdale Group, a venture capital firm, since April 1999; President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and Web site resources to Internet users, from January 1995 to March 1999; various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer. Former director of FedEx Express from 1983 to 1991. Director, Sun Microsystems, Inc. and Time Warner Inc.
John A. Edwardson 2003	60
		Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, since January 2001; Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000; President and Chief Operating Officer of UAL Corporation, an airline, from 1995 to 1998.
Judith L. Estrin 1989	54
		Chief Executive Officer of JLABS, LLC (formerly known as Packet Design Management Company, LLC), a company focused on technology innovation, since May 2000; Senior Vice President and Chief Technology Officer of Cisco Systems, Inc., a networking systems company, from April 1998 to April 2000; President and Chief Executive Officer of Precept Software, Inc., a computer software company, from March 1995 to April 1998. Director, The Walt Disney Company.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

J.R. Hyde, III 1977	66	Chairman of GTx, Inc., a biopharmaceutical company, since November 2000; Chairman of AutoZone, Inc., an auto parts retail chain, from March 2005 to June 2007 and from May 1986 to March 1997; Chief Executive Officer of AutoZone, Inc. from May 1986 to December 1996; Chairman of Pittco Management, LLC, an investment management company, since January 1998; President of Pittco, Inc., an investment company, since April 1989. Director, AutoZone, Inc. and GTx, Inc.
Shirley A. Jackson 1999	63
		President of Rensselaer Polytechnic Institute, a technological research university, since July 1999; Chairwoman and Commissioner of the United States Nuclear Regulatory Commission from July 1995 to June 1999; Commissioner of the United States Nuclear Regulatory Commission from May 1995 to July 1995. Director, International Business Machines Corporation, Marathon Oil Corporation, Medtronic, Inc., NYSE Euronext and Public Service Enterprise Group Incorporated.
Steven R. Loranger 2006	57
		Chairman of the Board, President and Chief Executive Officer of ITT Corporation, a diversified high-technology engineering and manufacturing company, since December 2004; President and Chief Executive Officer of ITT Corporation from June 2004 to December 2004; Executive Vice President and Chief Operating Officer of Textron, Inc., a global aircraft, industrial and finance company, from 2002 to 2004; various executive positions at Honeywell International Inc. and its predecessor, AlliedSignal, Inc., a technology and manufacturing company, from 1981 to 2002, including President and Chief Executive Officer of its Engines, Systems and Services businesses. Director, ITT Corporation.
Gary W. Loveman 2007	49
		Chairman of the Board, Chief Executive Officer and President of Harrah's Entertainment, Inc., a provider of branded gaming entertainment, since January 2005; Chief Executive Officer and President of Harrah's Entertainment, Inc. since January 2003; President of Harrah's Entertainment, Inc. since April 2001; various executive positions at Harrah's Entertainment, Inc. from May 1998 to April 2001; Associate Professor of Business Administration, Harvard University Graduate School of Business Administration from 1994 to 1998. Director, Harrah's Entertainment, Inc. and Coach, Inc.
Susan C. Schwab 2009	54
		Professor, University of Maryland School of Public Policy, since January 2009; United States Trade Representative from June 2006 to January 2009; Deputy United States Trade Representative from October 2005 to June 2006; Vice Chancellor of University System of Maryland and President and Chief Executive Officer of University System of Maryland Foundation from January 2004 to October 2005; Dean of University of Maryland School of Public Policy from August 1995 to August 2003; Director, Corporate Business Development of Motorola, Inc., an electronics manufacturer, from July 1993 to August 1995; Assistant Secretary of Commerce for the United States and Foreign Commercial Services from March 1989 to May 1993. Director, Caterpillar Inc.
Joshua I. Smith 1989	68
		Chairman and Managing Partner, Coaching Group, LLC, a management consulting firm, since June 1998; Vice Chairman and President of iGate, Inc., a broadband networking company, from June 2000 to June 2001. Director, The Allstate Corporation, Caterpillar Inc. and Comprehensive Care Corporation.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

David P. Steiner (New Nominee)	49	Chief Executive Officer, Waste Management, Inc., a provider of integrated waste management services, since March 2004; Executive Vice President and Chief Financial Officer of Waste Management, Inc. from April 2003 to March 2004; Senior Vice President, General Counsel and Corporate Secretary of Waste Management, Inc. from July 2001 to April 2003; Vice President and Deputy General Counsel of Waste Management, Inc. from November 2000 to July 2001; Partner, Phelps Dunbar L.L.P., a law firm, from 1990 to November 2000. Director, Tyco Electronics Ltd. and Waste Management, Inc.
Paul S. Walsh 1996	54
		Chief Executive Officer of Diageo plc, a beverage company, since September 2000; Group Chief Operating Officer of Diageo plc from January 2000 to September 2000; Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from April 1996 to January 2000; Chief Executive Officer of The Pillsbury Company from January 1992 to April 1996. Director, Diageo plc and Unilever PLC.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

       The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Compensation Committee Members

Steven R. Loranger — Chairman
Shirley A. Jackson
Susan C. Schwab
Paul S. Walsh

COMPENSATION DISCUSSION AND ANALYSIS

       In this section we discuss and analyze the compensation of our principal executive and financial officers and our three other most highly compensated executive officers (the "named executive officers") for the fiscal year ended May 31, 2009. For additional information regarding compensation of the named executive officers, see "Executive Compensation" on page 39.

Executive Summary

       Each of the named executive officers is a longstanding member of our management, and our Chairman of the Board, President and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry over 35 years ago.

       This long tenure is a significant factor in our executive compensation program planning, design and administration. As one example, we provide base salary merit increases most every year, so each named executive officer has experienced many years of such increases. Also, because annual bonus amounts are calculated as a percentage of base salary, higher base salaries may result in higher annual bonuses as justified by performance. More important than any formulaic effect, however, the long tenure of the named executive officers has made them especially knowledgeable about our business and our industry and thus particularly valuable to the company and our shareowners, especially as we manage through economic uncertainty. We cannot afford to lose these long-tenured officers or their invaluable knowledge, particularly given how critical they are to the future performance of the company.

       At the same time, even during a recession, we face significant challenges in retaining these officers. Under their leadership, we have experienced strong long-term financial growth and shareowner return, and FedEx has become one of the most trusted and respected brands in the world. As a result, there is a significant risk that these leaders will be presented with other career opportunities, including more senior positions and at higher levels of compensation. We have a duty to our shareowners to overcome these obstacles and continue to retain these officers, and we design our compensation program to fulfill this important obligation.

       As with tenure, position and level of responsibility are important factors in the compensation level of any FedEx employee, including the named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, all FedEx Corporation executive vice presidents have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

       Because retention is so imperative and tenure and management level are determinative factors, we use external survey data solely as a reference point. Thus, the target compensation levels of our named executive officers are not designed to correspond to a specified percentile of compensation in those surveys.

       We design our executive compensation program to further FedEx's mission of producing superior financial returns for shareowners by pursuing the following objectives:

How Pursued
Objective	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.	Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.
Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.	Link a significant part of compensation to FedEx's financial and stock price performance, especially long-term performance.	Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.
Further align executive officer and shareowner interests.	Encourage and facilitate long-term shareowner returns and significant ownership of FedEx stock by executives.	Make annual equity-based grants, tie long-term cash compensation to growth in our earnings per share ("EPS") because growth in our EPS strongly correlates to long-term stock price appreciation, and maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

       Our executive compensation philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and (ii) set performance goals that do not promote excessive risk while supporting the company's core long-term financial goals of:

  •
  Growing revenue by 10% per year;

  •
  Achieving a 10%+ operating margin;

  •
  Increasing EPS by 10% to 15% per year;

  •
  Improving cash flow; and

  •
  Increasing returns, such as return on invested capital.

       Our executive compensation is thus, in large measure, highly variable and directly linked in the planning process to the above goals and increases in the FedEx stock price over time. Consistent with this pay for performance philosophy and reflecting extraordinarily weak macroeconomic conditions during fiscal 2009 and the resulting negative effects on our financial and stock price performance:

  •
  There were no payouts for fiscal 2009 to any participants, including the named executive officers, under our annual incentive compensation ("AIC") program;

  •
  There were no payouts for fiscal 2009 to any participants, including the named executive officers, under our long-term incentive compensation ("LTI") program; and

  •
  As of May 31, 2009, the stock options awarded to our named executive officers in the past six annual grants were "underwater" (or "out of the money") — our stock price was less than the exercise price of the options.

       In addition, we implemented the following compensation-related cost-reduction initiatives:

  •
  Mr. Smith's base salary was reduced by 20%, effective January 1, 2009;

  •
  The base salaries of the other named executive officers were reduced by 10%, effective January 1, 2009;

  •
  Annual merit-based salary increases were eliminated for all U.S. salaried exempt personnel, including the named executive officers, for calendar 2009;

  •
  401(k) company matching contributions were suspended for all participants, including the named executive officers, for a minimum of one year, effective February 1, 2009; and

  •
  Incentive stock options were replaced by non-tax-qualified options for all future grants, beginning in June 2009, which will result in lower financial statement income tax expense. This change is expected to result in a tax benefit of approximately $8 million per year once it is fully implemented.

       Notwithstanding the current global recession and the resulting negative effects on our financial and stock price performance, we continue to invest in long-term strategic projects focused on expanding our global networks to accommodate future volume growth and increase customer convenience. In addition, we are broadening and more effectively bundling our portfolio of services in response to the needs and desires of our customers. We believe these actions will position our companies to move toward stronger long-term growth, productivity and profitability.

       FedEx's compensation program for executive officers consists of the following elements, each of which is consistent with our executive compensation philosophy and helps to achieve our overall compensation-related objectives:

Element	Key Features	Primary Objective
Base salary	• Reviewed and adjusted (if appropriate) at least annually.
•  Independent Board members, upon the recommendation of the Compensation Committee, approve any changes to CEO's base salary.
	• CEO approves any annual merit increases to the base salaries of the other named executive officers within limits established by the Compensation Committee.	Provide sufficient fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.

Element	Key Features	Primary Objective
Cash payments under AIC program	• AIC payouts are tied to meeting internal annual financial performance goals (100% of target payout for CEO, and 70% of target payout for non-CEO named executive officers).
•  Independent Board members, upon the recommendation of the Compensation Committee, approve CEO's AIC payout opportunities and may adjust his payout upward or downward based upon their annual evaluation of his performance.
•  AIC payouts for non-CEO named executive officers are also tied to the achievement of individual objectives established at the beginning of the fiscal year for each executive (30% of the target payout), and achievement level is based upon CEO's evaluation at the conclusion of the fiscal year, which is reviewed by the Compensation Committee.

•  Payouts above target levels are based upon above-target achievement of annual financial performance objective, rather than individual objectives.
	• Maximum AIC payout represents three times the portion of the target payout that is based upon the achievement of annual financial performance objective (plus the portion that is based upon the achievement of individual performance objectives). See page 31 for an illustration of the fiscal 2009 AIC formulas and payout opportunities.	Motivate executive officers to achieve our annual financial goals and other business objectives and reward them accordingly.
Cash payments under LTI program	• LTI payouts are tied to meeting internal aggregate EPS goals over a three-fiscal-year period.
•  LTI program provides for target payouts if the three-year average annual EPS growth rate is 12.5% and maximum payouts (equal to 150% of the target payouts) if the growth rate is 15% or higher.
•  No LTI payout is made unless the three-year average annual EPS growth rate is at least 5%.
	• Independent Board members, upon the recommendation of the Compensation Committee, approve CEO's LTI payout opportunities.	Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.

Element	Key Features	Primary Objective
Stock options	• Exercise price of stock options is equal to the fair market value of FedEx's common stock on the date of grant (defined as the average of the high and low trading prices of FedEx's stock on the New York Stock Exchange on that day).
•  Stock options are generally granted to executive officers on an annual basis.
•  Stock options granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date.
•  Unvested stock options are forfeited upon termination of employment for any reason other than death, permanent disability or retirement. In addition, unvested stock options granted on or after June 1, 2006, terminate upon retirement.
	• Independent Board members approve CEO's stock option compensation.	Further align executive officer and shareowner interests by facilitating significant ownership of FedEx stock by the officers, which creates a direct link between their compensation and long-term shareowner return.
Restricted stock	• Restricted stock awards are generally made to executive officers on an annual basis.
•  Restricted stock granted to executive officers generally vests ratably over four years beginning on the first anniversary of the grant date.
•  Unvested restricted stock is forfeited upon termination of employment for any reason other than death, permanent disability or retirement.
• As discussed on page 36, FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient.	Further align executive officer and shareowner interests by facilitating significant ownership of FedEx stock by the officers, which creates a direct link between their compensation and long-term shareowner return.
When setting compensation levels, we establish the value of the restricted stock award by including the amount of the related tax reimbursement payment. Therefore, the officers receive fewer shares in each award than they otherwise would. The tax reimbursement payments are intended to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation.

Element	Key Features	Primary Objective
Other annual compensation, including perquisites and tax reimbursement payments	• Includes personal use of corporate aircraft, though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage (pursuant to FedEx's written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft).
•  Includes security services and equipment pursuant to FedEx's executive security procedures, tax return preparation and financial counseling services and tax reimbursement payments relating to restricted stock awards, certain business-related use of corporate aircraft, certain perquisites and benefits accrued under our supplemental non-tax-qualified pension plan.

•  The Compensation Committee reviews the type and amount of this other compensation in light of market practices to ensure they remain appropriate and consistent with the overall executive compensation program.
• Independent Board members, upon the recommendation of the Compensation Committee, approve CEO's perquisites, tax reimbursement payments and other annual compensation.	Retain and attract highly qualified and effective executives and allow them to work more productively.
Alleviate safety and security concerns.
When setting compensation levels, we establish the value of the restricted stock award by including the amount of the related tax reimbursement payment. Therefore, the officers receive fewer shares in each award than they otherwise would. The tax reimbursement payments are intended to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation.
Post-employment and change-of-control payments and benefits, such as through our pension plans and management retention agreements	• None of FedEx's named executive officers has an employment agreement, but they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:
    •    Retirement benefits under a tax-qualified, defined benefit plan and a supplemental non-tax-qualified plan.
    •    Accelerated vesting of restricted stock upon the executive's retirement (at or after age 60), death or permanent disability or a change of control of FedEx.
    •    Accelerated vesting of stock options upon the executive's death or permanent disability or a change of control of FedEx.
    •    Lump sum cash payments under the executives' Management Retention Agreements ("MRAs") upon a qualifying termination of the executive after a change of control of FedEx.
• The Compensation Committee reviews this post-employment compensation in light of market practices to ensure it remains appropriate.	Retain and attract highly qualified and effective executives by providing them with a measure of financial security and stability.
The supplemental non-tax-qualified plan is designed to provide executives the benefits equivalent to those that would be received under the tax-qualified plan but for certain benefit limits under laws applicable to that plan.
The MRAs are intended to secure the executives' continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our shareowners when evaluating any such potential transaction.

Compensation Objectives and Design-Related Features

       Duty to Retain and Attract.    FedEx is widely acknowledged as one of the world's most admired and respected companies, and it is our people — our greatest asset — that give us our strong reputation. Because FedEx operates a global enterprise in a highly competitive business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our employees attractive targets for other companies, and our key employees are aggressively recruited. Accordingly, we have a duty to our shareowners to ensure that our overall compensation program competes well against all types of companies and continues to retain and attract the right people. Each element of compensation is intended to fulfill this important obligation.

       Benchmarking.    Our executives are aggressively recruited, and their relatively long tenure combined with the invaluable institutional and industry knowledge they have as a result make it particularly important that we retain them. In order to ensure that our compensation remains competitive, we refer to the 75th percentile of target compensation for comparable positions in comparison surveys in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

       For the fiscal 2009 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Towers Perrin and Hewitt Associates. Each consulting firm provided target compensation data for general industry companies in its respective database with annual revenues in excess of $10 billion. A list of these companies is attached to this proxy statement as Appendix A, and the annual revenues of FedEx in fiscal 2009 ($35.5 billion) were at the 68th percentile of the annual revenues of these companies in their respective most recently completed fiscal years. General industry is the appropriate comparison category because our executives are aggressively recruited by and from businesses outside FedEx's industry peer group. Using a robust data sample (216 companies) mitigates the impact of outliers and the risk of selection bias (as noted below) and increases the likelihood of comparing with companies with executive officer positions similar to ours.

       Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to make it possible to include data from a large number of both larger and smaller companies, thereby avoiding the potential selection bias inherent with using a small peer group of similar sized companies. Regression analysis is a statistical tool for examining the relationship between two or more variables — in this case, compensation and company size, as measured by annual revenues. As a result of this regression analysis, consistent with market practice, each consulting firm adjusted its compensation data to ensure that it most accurately reflected compensation for companies with revenues similar to ours. In addition, consistent with market practice, each firm increased, or "aged," the data to approximate the value of the compensation at the beginning of our fiscal 2009. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

       When we evaluate the elements of compensation of our executive officers in light of the benchmarking survey data, we group the elements into two categories:

  •
  Annual base salary plus target AIC payout (i.e., assuming achievement of all individual and corporate objectives), the sum of which we call total cash compensation ("TCC").

  •
  TCC plus target LTI payout plus long-term equity incentive awards (stock options and restricted stock) plus tax reimbursement payments on restricted stock awards, the sum of which we call total direct compensation ("TDC").

       The TDC formula is illustrated below:

  *
  Includes related tax reimbursement payments.

       Other elements of compensation (such as perquisites and retirement benefits) are not included in our TDC formula, consistent with our comparison survey information. Accordingly, these other elements are not benchmarked against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in the TDC formula. These other elements of compensation, however, are reviewed and approved by our Compensation Committee.

       The following chart illustrates for each named executive officer the relationship between his or her fiscal 2009 target TDC and his or her market reference point:

       Where target TDC is higher than our market reference, it is because of specific retention concerns and the important role that tenure and job responsibilities play in our compensation. Additionally, no single position in the comparison surveys fully captures the breadth of the responsibilities of certain of our executive officers. Consistent with market practice, this disparity may be partially mitigated by applying a premium to the survey data, as we have done for Mr. Glenn with the position of top sales and marketing executive.

       While we benchmark our targeted executive compensation levels against the comparison survey group of companies, we do not benchmark our AIC and LTI financial performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial performance goals are based upon our internal business objectives. Accordingly, the relationship between our financial performance and the financial performance of the comparison survey group does not necessarily affect the relationship between our executive compensation and the executive compensation of that group in a given year.

       We believe that long-term performance is the most important measure of our success, as we manage FedEx's business and affairs for the long-term benefit of our shareowners. However, our business is highly cyclical and especially susceptible to trends in economic activity, such as the current economic downturn. In addition, we face intense competition and our market is highly sensitive to price and service. Moreover, our business is capital intensive, and we continue to make long-term strategic investments in our business that may have adverse short-term profit implications. As a result, our recent earnings and stock price performance may not compare as favorably with the companies in the comparison survey group. Reflecting this relatively weak financial performance and consistent with our pay for performance philosophy, our fiscal 2009 compensation was significantly below targeted levels, as shown below on page 27.

       Pay for Performance.    Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx's future success for the long-term benefit of shareowners and reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments and stock options represent a significant portion of our executive compensation program, as shown by the chart below, and this variable compensation is "at risk" and directly dependent upon the achievement of pre-established corporate goals or stock price appreciation:

  •
  AIC payouts are primarily tied to meeting company annual financial performance goals and LTI payouts are tied to meeting aggregate EPS goals over a three-fiscal-year period.

  •
  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options have value to the executive only if the stock price appreciates.

       Accordingly, as noted above, because our financial performance and stock price were down significantly in fiscal 2009 as a result of extraordinarily weak macroeconomic conditions:

  •
  There were no AIC or LTI payouts for fiscal 2009; and

  •
  As of May 31, 2009, the stock options awarded to our named executive officers in the past six annual grants were "underwater" (or "out of the money") — our stock price was less than the exercise price of the options.

       The following chart illustrates for each named executive officer the allocation of fiscal 2009 target TDC between base salary (prior to the base salary reductions noted above), and incentive and equity-based compensation elements:

       Not only is our executive compensation program weighted towards variable, at-risk pay components, but we emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity-based awards (stock options and restricted stock), and they comprise a significant portion of an executive officer's total compensation. These incentives are designed to motivate and reward the executive officers for achieving long-term corporate financial performance goals and maximizing long-term shareowner value.

       The following chart illustrates for each named executive officer the allocation of fiscal 2009 target TDC between long-term incentives — LTI, stock options and restricted stock, including the related tax reimbursement payment — and short-term components — base salary (prior to the base salary reductions noted above) and AIC:

       We include target AIC payouts and LTI payouts (discounted to present value) in the TCC and TDC formula, so the actual compensation paid may vary widely from targeted levels in the short term because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of pre-established financial performance goals. When we achieve superior results, we reward our executives accordingly under the terms of these programs. Conversely, when we fall short of our business objectives, payments under these variable programs decrease accordingly. As an example, as shown by the chart below, the actual fiscal 2009 TDC of our named executive officers was well below targeted levels because our fiscal 2009 financial performance fell short of our pre-established goals.

       Align Management and Shareowner Interests.    We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareowners.

       In addition, as discussed above, payout under our LTI program is dependent upon achievement of an aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

       The following graph illustrates the relationship between FedEx's EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2009:

       In order to encourage significant stock ownership by FedEx's senior management, including the named executive officers, and to further align their interests with the interests of our shareowners, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx's Corporate Governance Guidelines. With respect to our executive officers, the goal is that within four years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

  •
  5x for the Chairman of the Board, President and Chief Executive Officer; and

  •
  3x for the other executive officers.

       For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain (but is not required to do so) "net profit shares" resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of August 3, 2009, each executive officer exceeded the stock ownership goal.

       In addition, we generally prohibit all members of management, including the named executive officers, from engaging in certain types of transactions involving FedEx stock that may signal a lack of confidence in FedEx's prospects or may lead to inadvertent insider trading violations, such as transactions in publicly traded options, short sales, holding stock in a margin account or pledging it as collateral for a loan, and hedging or monetization transactions.

 Role of the Compensation Committee, Its Compensation Consultant and the Chairman of the Board, President and Chief Executive Officer

       Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board's Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

  •
  Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

  •
  Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board, President and Chief Executive Officer;

  •
  Evaluating, together with the other independent directors, the performance of the Chairman of the Board, President and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;

  •
  Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board, President and Chief Executive Officer;

  •
  Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board, President and Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers);

  •
  Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;

  •
  Granting all awards under our equity compensation plans and administering or overseeing the administration of all such plans; and

  •
  Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

       In furtherance of the Compensation Committee's responsibility, in early fiscal 2009, Steven Hall & Partners was retained as the Committee's outside consultant to assist the Committee in evaluating FedEx's executive compensation. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials and provides advice to the Committee upon its request. For example, the consultant updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx's executive compensation program (typically occurs in September). The consultant also assists the Committee in the development and review of FedEx's AIC and LTI programs, including commenting on performance measures and the goal-setting process (typically occurs in March).

       Other than services provided to the Compensation Committee, Steven Hall & Partners does not perform any services for FedEx. Accordingly, the Compensation Committee has determined the firm to be independent from the company. Compensation Committee preapproval is required for any services to be provided to the company by the Committee's independent compensation consultant. This helps ensure that the consultant maintains the highest level of independence from the company, in both appearance and fact.

       The Chairman of the Board, President and Chief Executive Officer, who attends most meetings of the Compensation Committee, assists the Committee in determining the compensation of all other executive officers by, among other things:

  •
  Approving any annual merit increases to the base salaries of the other executive officers within limits established by the Committee;

  •
  Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

  •
  Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

       The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives with the Chairman of the Board, President and Chief Executive Officer.

Compensation Elements and Fiscal 2009 Amounts

Base Salary

       The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, the executive compensation survey data discussed above for base salaries for comparable positions, the tenure of the officers, and the base salaries of the officers relative to one another, as well as the internal salary ranges for the officer's level.

       Effective July 2008, each named executive officer received an annual merit increase of 3.5% to his or her base salary. As noted above, however, in order to reduce costs to mitigate the effects of extraordinarily weak macroeconomic conditions:

  •
  Mr. Smith's base salary was reduced by 20%, effective January 1, 2009;

  •
  The base salaries of the other named executive officers were reduced by 10%, effective January 1, 2009; and

  •
  Annual merit-based salary increases were eliminated for U.S. salaried exempt personnel, including the named executive officers, for calendar 2009.

       As a result, the annual base salaries of our named executive officers are as follows:

Name	Annual Base Salary ($)
F.W. Smith	1,188,048
A.B. Graf, Jr.	840,948
D.J. Bronczek	878,184
T.M. Glenn	775,188
C.P. Richards	581,760

Cash Payments Under Annual Incentive Compensation Plans

       Our AIC program provides an annual cash bonus opportunity to our employees, including the named executive officers, at the conclusion of each fiscal year based upon the achievement of AIC objectives for company and individual performance established at the beginning of the year, as illustrated below:

Annual Base Salary (at fiscal year-end)	x	Bonus Target Percentage	x	Company Performance Factor	+	Individual Performance Factor	=	AIC Payout

       Target AIC payouts are established as a percentage of the executive officer's base salary (as of the end of the plan year). Payouts above target levels are based exclusively upon the company's performance, rather than achievement of individual objectives; accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance. The maximum AIC payout represents three times the portion of the target payout that is based upon target annual financial performance (plus the portion of the target payout that is based upon the achievement of individual performance objectives).

       As an example of our commitment to compete collectively and manage collaboratively, the AIC payout for all named executive officers, including Mr. Bronczek, the president and chief executive officer of FedEx Express, is tied to the performance of FedEx as a whole. The company performance factor is a pre-established multiplier that corresponds, on a sliding scale, to the percentage achievement of the AIC target objective for annual financial performance. The multiplier matrix for the company performance factor is designed so that if the AIC annual financial performance threshold is achieved but is less than target, the multiplier decreases on a sliding scale based on the percentage achievement of the AIC target objective. On the other hand, if the company exceeds the AIC target objective, the multiplier increases on a sliding scale (up to the maximum, as described above) based on the percentage that the target objective is exceeded up to the AIC annual financial performance maximum.

       AIC objectives for company annual financial performance are typically based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, we measure performance against our business plan, rather than a stipulated growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We address year-over-year improvement targets through our LTI plans, as discussed below.

       Ordinarily our business plan objective for the financial performance measure — for the fiscal 2009 AIC program, EPS — becomes the target objective for company performance under our AIC program. For the fiscal 2009 AIC program, however, in order to further motivate management to improve the company's performance despite weak economic conditions:

  •
  There was no AIC program cost included in the fiscal 2009 business plan. The EPS threshold (in addition to the EPS target objective) under the AIC program was, therefore, even higher than the business plan objective for EPS; and

  •
  The AIC payout opportunity relating to individual performance was contingent upon achievement of EPS objectives under the plan (as well as the achievement of individual performance objectives). The EPS objectives for the named executive officers were higher than the EPS objectives for non-officer employees. As a result, non-officer employees would receive their full AIC payout relating to individual performance before the named executive officers would receive their full individual performance payout.

       The fiscal 2010 AIC program has this same design with one exception: company financial performance will be measured by consolidated pre-tax income, rather than EPS. This change was made to provide for different company financial performance metrics under the AIC and LTI programs.

       The fiscal 2009 AIC target payouts for the named executive officers, as a percentage of base salary, were as follows:

Name	Target Payout
F.W. Smith	130%
A.B. Graf, Jr.	90%
D.J. Bronczek	100%
T.M. Glenn	90%
C.P. Richards	90%

       The following table illustrates for our named executive officers the fiscal 2009 AIC formulas and total AIC payout opportunities (as a percentage of the target payout described above):

Allocation of Goals

	Individual Objectives*			EPS			Payout Opportunity
	Target	Maximum	+	Target	Maximum	=	Target	Maximum
FedEx Corporation CEO	–	–		100%	300%		100%	300%
FedEx Corporation EVPs	30%	30%		70%	210%		100%	240%
FedEx Express CEO	30%	30%		70%	210%		100%	240%

*
Under the fiscal 2009 AIC program, the AIC payout opportunity relating to individual performance was contingent upon achievement of company financial performance objectives under the plan (as well as the achievement of individual performance objectives). The same will be true for the fiscal 2010 AIC program.

       Chairman of the Board, President and Chief Executive Officer.    Mr. Smith's AIC payout is tied to the achievement of our internal goals for company financial performance for the fiscal year. Mr. Smith's threshold (minimum) AIC payout is zero. His target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approve these percentages. The actual

AIC payout ranges, on a sliding scale, from the threshold to the maximum based upon the performance of the company against our company financial performance goals.

       In addition, the independent Board members, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward based on their annual evaluation of Mr. Smith's performance, including the quality and effectiveness of his leadership and the following corporate performance measures:

  •
  FedEx's stock price performance relative to the Standard & Poor's 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average and competitors;

  •
  FedEx's stock price to earnings (P/E) ratio relative to the Standard & Poor's 500 Composite Index, the Dow Jones Industrial Average and competitors;

  •
  FedEx's market capitalization;

  •
  FedEx's revenue and operating income growth relative to competitors;

  •
  FedEx's free cash flow (excluding business acquisitions), return on invested capital (excluding certain unusual items), and weighted average cost of capital;

  •
  Analyst coverage and ratings for FedEx's stock;

  •
  FedEx's U.S. and international revenue market share; and

  •
  FedEx's reputation rankings by various publications and surveys.

       None of these factors is given any particular weight in determining whether to adjust Mr. Smith's bonus amount.

       Non-CEO Named Executive Officers.    The AIC payouts for the other named executive officers are tied to the achievement of (i) individual objectives established at the beginning of the fiscal year for each executive (30% of the target payout), and (ii) our internal goals for company financial performance for the fiscal year (70% of the target payout). As noted above, under the fiscal 2009 and 2010 AIC programs, the payout opportunity relating to individual performance was and will be contingent upon achievement of company financial performance objectives under the plan (as well as the achievement of individual performance objectives).

       The threshold (minimum) AIC payout is zero. The target AIC payout is set as a percentage of the executive's base salary, and the maximum AIC payout is set as a multiple of the target payout (the Compensation Committee approves these percentages). The actual AIC payout ranges, on a sliding scale, from the threshold to the maximum based upon the performance of the individual and the company against the objectives.

       Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

  •
  Provide leadership to support the achievement of financial goals;

  •
  Support and develop key strategic initiatives;

  •
  Maintain the highest standards of corporate governance; and

  •
  Promote FedEx's commitment to diversity.

       Individual performance objectives are designed to further the company's business objectives. Achievement of individual performance objectives is generally within each officer's control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer's individual objectives is based on Mr. Smith's evaluation at the conclusion of the fiscal year, which is reviewed by the Compensation Committee.

       Fiscal 2009 AIC Performance and Payouts.    The following table presents the EPS threshold and target for the company performance factor under our fiscal 2009 AIC program and our actual EPS for fiscal 2009:

Company Performance Measure	Threshold	Target	Actual
EPS	$ 6.21	$ 6.84	$ 0.31

       Based upon this below-threshold company performance and the decision of the independent Board members, upon the recommendation of the Compensation Committee, not to exercise their discretion (which is described above) to adjust the amount of Mr. Smith's fiscal 2009 AIC payout, there were no payouts to the named executive officers under the fiscal 2009 AIC program — as illustrated by the following table (compared to the target payout opportunities):

Name	Target AIC Payout ($)	Actual AIC Payout ($)
F.W. Smith	1,544,462	0
A.B. Graf, Jr.	756,853	0
D.J. Bronczek	878,184	0
T.M. Glenn	697,669	0
C.P. Richards	523,584	0

Cash Payments Under LTI Program

       The LTI program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

       As illustrated by the above chart, the LTI program provides for:

  •
  Target payouts if the three-year average annual EPS growth rate is 12.5%;

  •
  Above-target payouts if the growth rate is above 12.5% up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and

  •
  Below-target payouts if the growth rate is below 12.5% down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%. No LTI payment is made unless the three-year average annual EPS growth rate is at least 5%.

       Exclusion of Kinko's-Related Charge from LTI Program.    We acquired Kinko's, Inc. (now known as FedEx Office) in fiscal 2004. During the fourth quarter of fiscal 2008, we recorded a charge of approximately $891 million ($696 million, net of tax, or $2.23 per diluted share), predominantly for impairment of the value of the Kinko's trade name and the goodwill recorded as a result of the Kinko's acquisition — $515 million related to impairment of the trade name and $367 million related to reduction of the recorded value of the goodwill. In June 2008, the Board of Directors, upon the recommendation of the Compensation Committee, decided that it was in the best interests of the company and its shareowners to exclude the $891 million charge from fiscal 2008 EPS for purposes of (i) determining achievement levels under the FY2006-FY2008, FY2007-FY2009 and FY2008-FY2010 LTI plans, and (ii) setting EPS goals (by applying the above EPS growth rates) under the FY2009-FY2011 LTI plan. The Board based this decision upon its belief that including the charge in the calculation of EPS for purposes of the first three plans would result in substantially reduced payouts that would not accurately reflect the company's core financial performance during the relevant three-year period. The Board was also concerned that such an unfair result could adversely impact FedEx's ability to retain its highly qualified and effective management. With respect to the FY2009-FY2011 LTI plan, without excluding the charge, the goals would be substantially too low and too easily exceeded, thereby resulting in above-target or maximum payouts that would not accurately reflect the company's core financial performance during the three-year period.

       Fiscal 2009 LTI Performance and Payouts.    The following table presents the aggregate EPS threshold, target and maximum under our FY2007-FY2009 LTI plan, which was established by the Board of Directors in 2006, and our actual aggregate EPS (excluding the Kinko's-related charge from fiscal 2008 EPS, as discussed above) for the three-year period ended May 31, 2009:

Performance Measure	Threshold	Target	Maximum	Actual (excluding charge)
FY2007-FY2009 Aggregate EPS	$ 19.30	$ 22.24	$ 23.28	$ 12.62

       Based upon this below-threshold performance, there were no payouts to the named executive officers under the FY2007-FY2009 LTI plan — as illustrated by the following table (compared to the threshold, target and maximum payout opportunities):

Name	Threshold LTI Payout ($)	Target LTI Payout ($)	Maximum LTI Payout ($)	Actual LTI Payout ($)
F.W. Smith	875,000	3,500,000	5,250,000	0
A.B. Graf, Jr.	300,000	1,200,000	1,800,000	0
D.J. Bronczek	375,000	1,500,000	2,250,000	0
T.M. Glenn	300,000	1,200,000	1,800,000	0
C.P. Richards	300,000	1,200,000	1,800,000	0

       LTI Payout Opportunities.    The Board of Directors has established LTI plans for the three-fiscal-year periods 2008 through 2010 and 2009 through 2011, providing cash payment opportunities for fiscal 2010 and 2011, respectively, if certain EPS goals are achieved with respect to those periods. The following table presents the aggregate EPS thresholds, targets and maximums under these two plans and our progress toward these goals as of May 31, 2009 (excluding the Kinko's-related charge from fiscal 2008 EPS, as discussed above):

Performance Period	Aggregate EPS Threshold	Aggregate EPS Target	Aggregate EPS Maximum	Actual Aggregate EPS as of May 31, 2009
FY2008-FY2010	$21.44	$24.72	$25.88	$6.14 (excluding charge) (with one year remaining)
FY2009-FY2011	$19.30	$22.24	$23.28	$0.31 (with two years remaining)

       The following table sets forth the potential threshold (minimum), target and maximum payouts for the named executive officers under these two plans:

		Potential Future Payouts
Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	FY2008-FY2010	875,000	3,500,000	5,250,000
	FY2009-FY2011	875,000	3,500,000	5,250,000
A.B. Graf, Jr.	FY2008-FY2010	300,000	1,200,000	1,800,000
	FY2009-FY2011	300,000	1,200,000	1,800,000
D.J. Bronczek	FY2008-FY2010	375,000	1,500,000	2,250,000
	FY2009-FY2011	375,000	1,500,000	2,250,000
T.M. Glenn	FY2008-FY2010	300,000	1,200,000	1,800,000
	FY2009-FY2011	300,000	1,200,000	1,800,000
C.P. Richards	FY2008-FY2010	300,000	1,200,000	1,800,000
	FY2009-FY2011	300,000	1,200,000	1,800,000

       Modified Base-Year EPS for FY2010-FY2012 LTI Plan.    Traditionally, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2010-FY2012 LTI plan, however, the base-year number will be equal to the amount so that with 12.5% growth from such base-line EPS, the FY2010 business plan EPS goal will be achieved. The Board believes this modification is appropriate in order to address the current economic environment and our current earnings stream and restore the motivating power of the plan. Otherwise, the FY2010-FY2012 LTI plan (including the three-year average annual EPS growth rate goals described above and the threshold, target and maximum payouts) for the named executive officers is materially consistent with the terms of the LTI program as described above.

Long-Term Equity Incentives – Stock Options and Restricted Stock

       Amount.    Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer's position and level of responsibility are the primary factors that determine the number of option shares and shares of restricted stock awarded to the officer in the annual grant. For instance, all FedEx Corporation executive vice presidents receive the same number of options and restricted shares in the annual grant.

       The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many option shares and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

  •
  Target TDC levels and comparison survey data — as discussed above, we include the total value of all equity-based awards (including tax reimbursement payments for restricted stock awards) in our calculation of TDC, and in evaluating the target TDC levels for our named executive officers, we refer to the 75th percentile of the target TDC for comparable positions in the comparison surveys;

  •
  The total number of shares then available to be granted; and

  •
  Potential shareowner dilution. At May 31, 2009, the total number of option shares and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 9% of the sum of shares outstanding plus the option shares outstanding or available for future grant plus shares of restricted stock available for future grant.

       Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer to a more senior position or the desire to retain a valued executive or recognize a particular officer's contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

       Timing.    In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx's common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

       When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual's promotion or the officer's election, if such effective date is after the approval date.

       Pricing.    The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx's common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx's stock on the New York Stock Exchange on that day. We believe this methodology is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

       Vesting.    Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of the executive officers, since unvested stock options and restricted stock are forfeited upon termination of the officer's employment for any reason other than death, permanent disability or retirement. In addition, unvested stock options granted on or after June 1, 2006, terminate upon the officer's retirement.

       Tax Reimbursement Payments for Restricted Stock Awards.    As noted below, FedEx has paid the taxes resulting from a restricted stock award on behalf of the recipient. This prevents the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. We include the amount of this "tax gross-up" in the calculation of the recipient's TDC for purposes of setting target compensation levels. Therefore, the officers receive fewer shares in each award than they would in the absence of the tax reimbursement payment.

       Voting and Dividend Rights on Restricted Stock.    Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient's target TDC.

       Fiscal 2009 Awards.    On June 2, 2008, the named executive officers were granted stock option and restricted stock awards as follows:

Name	Number of Stock Options	Number of Shares of Restricted Stock
F.W. Smith	204,150	–
A.B. Graf, Jr.	24,100	7,030
D.J. Bronczek	32,130	9,035
T.M. Glenn	24,100	7,030
C.P. Richards	24,100	7,030

       As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which have value only if the stock price increases from the date of grant.

       Although the number of stock options and restricted shares awarded to each named executive officer increased slightly in fiscal 2009 from the previous year's annual grant and increased again in fiscal 2010 as a result of year-over-year stock price declines, the overall value of each year's grant remained substantially the same for each officer.

Other Elements of Executive Compensation

       Perquisites, Tax Reimbursement Payments and Other Annual Compensation.    FedEx's named executive officers receive certain other annual compensation, including:

  •
  certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage), security services and equipment, tax return preparation and financial counseling services and physical examinations;

  •
  umbrella insurance, group term life insurance and 401(k) company matching contributions (as noted above, these contributions were suspended for all participants, including the named executive officers, for a minimum of one year, effective February 1, 2009); and

  •
  tax reimbursement payments relating to restricted stock awards (as discussed above), certain business-related use of corporate aircraft and certain perquisites, umbrella insurance premiums and benefits accrued under our supplemental non-tax-qualified pension plan.

       We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation and financial planning), safety (security services and equipment) and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our shareowners. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx's policies and procedures regarding perquisites and other personal benefits and tax reimbursement payments, including:

  •
  FedEx's written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and

  •
  FedEx's executive security procedures.

       FedEx's executive security procedures prescribe the level of personal security to be provided to the Chairman, President and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx's overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, must be reported in the Summary Compensation Table on page 39.

       With respect to Mr. Smith, FedEx's founder, the FedEx Corporate Security Executive Protection Unit provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith's personal safety and security are of the utmost importance to FedEx and its shareowners and, therefore, the costs associated with such security are appropriate and necessary business expenses.

       Post-Employment Compensation.    While none of FedEx's named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

  •
  Retirement benefits under FedEx's pension plans, including a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees' Pension Plan and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the additional benefits that would be paid under the tax-qualified plan but for certain benefit limits contained in the tax laws;

  •
  Accelerated vesting of restricted stock upon the executive's retirement (at or after age 60), death or permanent disability or a change of control of FedEx;

  •
  Accelerated vesting of stock options upon the executive's death or permanent disability or a change of control of FedEx; and

  •
  Lump sum cash payments under the executives' Management Retention Agreements upon a qualifying termination of the executive after a change of control of FedEx.

       In December 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain revisions to the executives' Management Retention Agreements, and the revised agreements were executed by each of the named executive officers. The revisions were primarily designed to ensure that the agreements comply with Section 409A of the Internal Revenue Code, which imposes a 20% penalty tax on deferred compensation arrangements unless certain conditions are satisfied. There were a few other minor revisions, including the removal of outplacement assistance as a benefit upon a qualifying termination of the executive.

       The Compensation Committee approves and recommends Board approval of all plans, agreements and arrangements that provide for these payments and benefits.

       In June 2008, the Board of Directors, upon the recommendation of the Compensation Committee, amended the FedEx Corporation Retirement Parity Pension Plan, the supplemental, non-tax-qualified plan, to maintain the interest rate and mortality assumptions that were used before the June 2008 effectiveness of the Pension Protection Act of 2006 for purposes of the lump sump payment of the traditional pension benefit under the plan. In the absence of the amendment, a participant's lump sum distribution could have been reduced by as much as 14%, depending on retirement age and year of retirement, because of the legislation. The Board based the decision to amend the plan on its belief that a significant reduction in plan benefits could have a material adverse impact on the retention of our long-tenured and valuable senior executives. The traditional pension benefit provided to employees, including the named executive officers, under the tax-qualified plan was not adversely affected by the legislation because only a minimal lump sum ($1,000 or less) may be distributed under that plan.

       Consistent with the purpose of the FedEx Corporation Retirement Parity Pension Plan — providing executives with the additional benefits that would be paid under the tax-qualified plan but for the tax laws — FedEx pays the FICA taxes attributable to the plan benefit on behalf of each participant and reimburses the participant for any taxes resulting from the payment of such taxes. Under current law, these additional benefits are subject to FICA taxes when they are definitely determinable. Benefits accrued under the Portable Pension Account formula are definitely determinable each year that a participant receives a compensation credit. Accordingly, to the extent the FICA taxes relate to the Portable Pension Account under the plan, they are due and the tax reimbursement payments are made only as the benefits are accrued. Because the traditional pension benefit under the plan was capped as of May 31, 2008, however, the entire present value of that benefit became definitely determinable and subject to FICA taxes in calendar 2008. Accordingly, in fiscal 2009, FedEx made significant one-time payments for the FICA taxes relating to the traditional pension benefit under the plan and the related tax gross-up for all participants, including the named executive officers.

Tax Deductibility of Compensation

       Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per year, unless the compensation is "qualified performance-based compensation" or qualifies under certain other exceptions.

  •
  Mr. Smith's base salary is not designed to meet the requirements of Section 162(m) and, therefore, is subject to the $1,000,000 deductibility limit.

  •
  FedEx's equity compensation plans satisfy the requirements of Section 162(m) with respect to stock options, but not with respect to restricted stock awards. Accordingly, compensation recognized by the four highest-paid executive officers (excluding Mr. Graf) in connection with stock options is fully deductible, but compensation with respect to restricted stock awards is subject to the $1,000,000 deductibility limit.

  •
  FedEx's AIC and LTI plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the four highest-paid executive officers (excluding Mr. Graf) under each of these plans is subject, therefore, to the $1,000,000 deductibility limit.

       We do not require all of our compensation programs to be fully deductible under Section 162(m) because doing so would restrict our discretion and flexibility in designing competitive compensation programs to promote varying corporate goals. We believe that our Board of Directors should be free to make compensation decisions to further and promote the best interests of our shareowners, rather than to qualify for corporate tax deductions. In fiscal 2009, we incurred approximately $2 million of additional tax expense as a result of the Section 162(m) deductibility limit for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than Mr. Graf).

EXECUTIVE COMPENSATION

       In this section we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for the fiscal year ended May 31, 2009, and for each of the previous two fiscal years (except as noted). For additional information, see "Compensation Discussion and Analysis" on page 18.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Frederick W. Smith	2009	1,355,028	–	–	5,818,117	0	–	1,306,439	8,479,584
Chairman, President and	2008	1,430,466	–	–	5,967,239	2,705,000	–	837,548	10,940,253
Chief Executive Officer	2007	1,393,931	–	–	5,865,196	4,772,851	4,013,612	970,002	17,015,592
(Principal Executive Officer)
Alan B. Graf, Jr.	2009	892,817	–	1,049,572	816,925	0	350,113	733,578	3,843,005
Executive Vice President and Chief	2008	900,240	–	1,109,142	824,065	1,043,064	33,967	537,610	4,448,088
Financial Officer	2007	869,798	–	712,376	952,266	1,800,911	1,716,644	646,906	6,698,901
(Principal Financial Officer)
David J. Bronczek	2009	932,351	–	1,682,968	925,471	0	346,131	824,801	4,711,722
President and Chief Executive Officer —	2008	940,096	–	1,073,818	950,231	1,336,544	–	614,706	4,915,395
FedEx Express	2007	908,305	–	818,697	1,131,664	2,203,193	2,332,755	668,600	8,063,214
T. Michael Glenn	2009	823,000	–	807,635	725,968	0	200,494	739,862	3,296,959
Executive Vice President, Market	2008	819,927	–	659,447	734,714	1,013,722	–	501,633	3,729,443
Development and	2007	772,872	–	580,870	852,551	1,713,035	1,438,519	540,942	5,898,789
Corporate Communications
Christine P. Richards(5)	2009	617,640	–	986,888	693,709	0	163,390	528,081	2,989,708
Executive Vice President, General Counsel and Secretary

(1)
The amounts included in these columns reflect the value of restricted stock and option awards that were recognized as an expense for financial statement reporting purposes in fiscal 2009, 2008 and 2007, calculated pursuant to Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment," excluding, however, any estimate of forfeitures and, as discussed below, expense associated with tax reimbursement payments relating to restricted stock awards. Accordingly, the columns include amounts relating to awards granted during and prior to the relevant fiscal year.

The value of restricted stock awards is based on the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of grant and includes, for financial statement reporting purposes, the amount of the tax reimbursement payment related to the restricted stock award. The entire value of any stock award granted on or after June 1, 2006 (the date of our adoption of SFAS 123R) to a retirement-eligible named executive officer is recognized as an expense in the year of grant. Otherwise, the expense is recognized over the shorter of the four-year vesting period or the period between the grant date and when the officer becomes eligible for retirement.

The full amount of a tax reimbursement payment relating to a restricted stock award is included in the "All Other Compensation" column for the fiscal year in which the payment is made. See page 44 for the amounts of the tax reimbursement payments to the named executive officers relating to restricted stock awards for the fiscal years for which the officer's compensation is reported. Because such tax reimbursement payments are reported as "All Other Compensation," they are not included in the SFAS 123R expense amount reported in the "Stock Awards" column in order to avoid double-counting such payments. The fiscal 2008 and 2007 amounts previously reported in the "Stock Awards" column have been restated to exclude any expense associated with tax reimbursement payments.

For SFAS 123R purposes, we use the Black-Scholes option pricing model to calculate the fair value of stock options. The key assumptions for the Black-Scholes valuation method include the expected life of the option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of stock options granted under FedEx's stock option plans is the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of grant. The following table sets forth the SFAS 123R assumptions used in the calculation of the amounts for stock option awards presented in the table:

	Fiscal Year Ended May 31,
	2009	2008	2007	2006	2005
Expected lives	5.5 years	5 years	5 years	5 years	4 years
Expected volatility	23%	19%	22%	25%	27%
Risk-free interest rate	3.284%	4.763%	4.879%	3.794%	3.559%
Dividend yield	0.492%	0.337%	0.302%	0.323%	0.322%

         The following table sets forth each stock and option award represented in these columns for fiscal 2009 and the amount included for each such award in fiscal 2009.

	Stock Awards			Option Awards
Name	Date of Award	Total Number of Shares Awarded (#)	Amount Included In Fiscal 2009 ($)	Date of Award	Total Number of Shares Underlying Options Awarded (#)	Amount Included in Fiscal 2009 ($)
F.W. Smith	–	–	–	6/1/2004	325,000	4,192
				6/1/2005	250,000	1,565,439
				6/1/2006	200,000	1,607,066
				7/9/2007	175,000	1,371,786
				6/2/2008	204,150	1,269,634

						5,818,117

A.B. Graf, Jr.	7/12/2004	6,145	10,208	6/1/2004	38,250	446
	6/1/2005	6,145	137,802	6/1/2005	34,425	197,354
	6/1/2006	6,145	75,147	6/1/2006	33,155	272,475
	7/9/2007	6,145	188,021	7/9/2007	20,655	167,904
	6/2/2008	7,030	638,394	1/14/2008	5,000	29,667
				6/2/2008	24,100	149,079

			1,049,572			816,925

D.J. Bronczek	7/12/2004	7,901	13,126	6/1/2004	51,000	613
	6/1/2005	7,901	177,180	6/1/2005	45,900	270,159
	6/1/2006	7,901	282,027	6/1/2006	27,540	227,552
	7/9/2007	7,901	453,280	7/9/2007	27,540	221,602
	6/2/2008	9,035	757,355	6/2/2008	32,130	205,545

			1,682,968			925,471

T.M. Glenn	7/12/2004	6,145	10,208	6/1/2004	38,250	446
	6/1/2005	6,145	137,802	6/1/2005	34,425	197,354
	6/1/2006	6,145	169,080	6/1/2006	20,655	172,486
	7/9/2007	6,145	216,947	7/9/2007	20,655	167,904
	6/2/2008	7,030	273,598	9/24/2007	5,000	31,893
				6/2/2008	24,100	155,885

			807,635			725,968

C.P. Richards	7/12/2004	2,634	4,376	6/1/2004	10,200	80
	6/1/2005	6,145	137,802	6/1/2005	34,425	197,354
	6/1/2006	6,145	188,740	6/1/2006	20,655	172,486
	7/9/2007	6,145	272,933	7/9/2007	20,655	167,904
	6/2/2008	7,030	383,037	6/2/2008	24,100	155,885

			986,888			693,709

(2)
Reflects cash payouts, if any, under FedEx's fiscal 2009, 2008 and 2007 annual incentive compensation plans and FY07-FY09, FY06-FY08 and FY05-FY07 long-term incentive plans, as follows (see pages 30-35 for further discussion of the fiscal 2009 annual incentive compensation plan and the FY07-FY09 long-term incentive plan):

Name	Year	AIC Payout ($)	LTI Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
F.W. Smith	2009	0	0	0
	2008	0	2,705,000	2,705,000
	2007	1,397,851	3,375,000	4,772,851
A.B. Graf, Jr.	2009	0	0	0
	2008	231,564	811,500	1,043,064
	2007	675,911	1,125,000	1,800,911
D.J. Bronczek	2009	0	0	0
	2008	254,544	1,082,000	1,336,544
	2007	703,193	1,500,000	2,203,193
T.M. Glenn	2009	0	0	0
	2008	202,222	811,500	1,013,722
	2007	588,035	1,125,000	1,713,035
C.P. Richards	2009	0	0	0
(3)
Reflects the actuarial increase in the present value of the named executive officer's benefits under the Pension Plan and the Parity Plan (as each such term is defined on page 50 under "Fiscal 2009 Pension Benefits — Overview of Pension Plans"). The present value of the benefits under the Pension Plan and the Parity Plan for Messrs. Smith, Bronczek and Glenn decreased as follows: (a) between fiscal 2008 and 2009: Mr. Smith — $1,162,761; and (b) between fiscal 2007 and 2008: Mr. Smith — $743,362; Mr. Bronczek — $40,782; and Mr. Glenn — $202,487. Beginning in fiscal 2009, the measurement date for the Pension Plan and the Parity Plan is May 31. Prior to fiscal 2009, the measurement date was the last day of February. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2009. See "Fiscal 2009 Pension Benefits" on page 50.

(4)
Includes:

•
the aggregate incremental cost to FedEx of providing perquisites and other personal benefits;

•
umbrella insurance premiums paid on the officer's behalf;

•
group term life insurance premiums paid by FedEx;

•
company matching contributions under the 401(k) plan; and

•
tax reimbursement payments relating to restricted stock awards, certain business-related use of corporate aircraft and certain perquisites, umbrella insurance premiums and benefits accrued under the Parity Plan using the cash balance formula, and for fiscal 2009 only, a one-time tax reimbursement payment relating to the traditional pension benefit under the Parity Plan (see "Fiscal 2009 Pension Benefits — Taxes" on page 53).

  The following table shows the amounts included for each such item:

Name	Year	Perquisites and Other Personal Benefits ($)*	Umbrella Insurance Premiums ($)	Life Insurance Premiums ($)	Company Contributions Under 401(k) Plan ($)	Tax Reimbursement Payments ($)*	Total ($)
F.W. Smith	2009	625,284	2,231	2,520	2,856	673,548	1,306,439
	2008	753,788	2,338	2,520	7,174	71,728	837,548
	2007	797,592	2,875	2,520	–	167,015	970,002
A.B. Graf, Jr.	2009	101,488	2,231	2,520	4,822	622,517	733,578
	2008	87,773	2,338	2,520	5,681	439,298	537,610
	2007	205,460	2,875	2,520	500	435,551	646,906
D.J. Bronczek	2009	24,079	2,231	2,520	5,112	790,859	824,801
	2008	38,140	2,338	2,520	5,499	566,209	614,706
	2007	113,165	2,875	2,520	500	549,540	668,600
T.M. Glenn	2009	131,024	2,231	2,520	2,388	601,699	739,862
	2008	33,805	2,338	2,520	7,923	455,047	501,633
	2007	91,063	2,875	2,520	500	443,984	540,942
C.P. Richards	2009	29,006	2,231	2,520	4,282	490,042	528,081

*
See page 44 for additional details regarding the amounts included in each item.

         During fiscal 2009, 2008 and 2007, FedEx provided the following perquisites and other personal benefits to the named executive officers:

    •
    Personal use of corporate aircraft:    FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. Effective March 1, 2007, the policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage. Beginning in fiscal 2006 and through February 28, 2007, the policy allowed personal use of FedEx corporate aircraft by the named executive officers and their family members and guests without charge, subject to various annual caps.

    •
    Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him and he is on business travel. Mr. Smith is required to pay FedEx, however, for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.

    •
    Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or entity for which the officer serves as a director or trustee) by a named executive officer and his or her family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots' salaries and purchase and lease costs, are excluded from this calculation.

    •
    In addition, when the aircraft are already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel, however, if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.

      •
      For tax purposes, income is imputed to each named executive officer for personal travel and "business-related" travel (travel by the officer's spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. Pursuant to FedEx's executive security procedures, Mr. Smith is required to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him. FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.

    •
    Security services and equipment:    Pursuant to FedEx's executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $30,513, $122,655 and $23,857 for fiscal 2009, 2008 and 2007, respectively. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $430,892, $473,220 and $403,405 for fiscal 2009, 2008 and 2007, respectively. The amount shown for fiscal 2009 for Mr. Glenn includes approximately $59,000 of security systems for his new primary residence. For additional information regarding executive security services provided to Mr. Smith, see page 37.

    •
    Tax return preparation services:    FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services. FedEx also makes tax reimbursement payments relating to the income imputed to the officers for these services.

    •
    Financial counseling services:    FedEx reimburses officers for certain financial counseling services, subject to various caps. FedEx also makes tax reimbursement payments relating to the income imputed to the officers for these services.

    •
    Personal use of company cars/car allowance:    FedEx does not provide vehicles to any of the named executive officers, except Mr. Smith. FedEx provides a sport-utility vehicle to Mr. Smith for personal use. The vehicle manufacturer provides the vehicle to FedEx at no additional cost in consideration of the companies' business relationship. Prior to January 22, 2007, FedEx provided two other vehicles to Mr. Smith for personal use. Those two vehicles were also provided to FedEx at no additional cost in consideration of FedEx's business relationship with another vehicle manufacturer. Even though FedEx did not incur any actual monetary costs with respect to any of these vehicles, compensation is included in the table above for Mr. Smith in an amount equal to the fair market lease value of the vehicles (which is also the amount of income that was imputed to Mr. Smith for tax purposes) for the portion of the relevant fiscal year during which he had them. In fiscal 2007, FedEx made tax reimbursement payments to Mr. Smith relating to the income imputed to him for the vehicles in calendar 2006. Beginning with the 2007 calendar year, however, FedEx no longer makes such tax reimbursement payments.

    •
    Physical examinations:    FedEx pays for officers to have comprehensive annual physical examinations.

    •
    Nominal hospitality gifts at company-sponsored events:    FedEx occasionally provides officers with nominal hospitality gifts at FedEx-sponsored events.

         The following table shows the amounts included in the table (the aggregate incremental cost to FedEx) for each such item:

Name	Year	Personal Use of Corporate Aircraft ($)(a)	Security Services and Equipment ($)	Tax Return Preparation Services ($)	Financial Counseling Services ($)	Personal Use of Company Cars/Car Allowance ($)	Other ($)(b)	Total ($)
F.W. Smith	2009	30,490	461,405	77,299	43,441	12,649	–	625,284
	2008	51,959	595,875	64,620	30,673	10,661	–	753,788
	2007	234,427	427,262	64,883	37,383	32,235	1,402	797,592
A.B. Graf, Jr.	2009	61,084	29,664	5,588	4,337	–	815	101,488
	2008	60,028	9,009	6,231	12,505	–	–	87,773
	2007	184,374	10,181	5,197	2,138	–	3,570	205,460
D.J. Bronczek	2009	–	7,729	7,100	9,250	–	–	24,079
	2008	–	6,040	7,100	25,000	–	–	38,140
	2007	92,684	6,201	4,950	7,500	–	1,830	113,165
T.M. Glenn	2009	30,684	75,247	20,250	3,079	–	1,764	131,024
	2008	10,475	15,129	2,000	4,550	–	1,651	33,805
	2007	37,649	6,488	33,825	10,692	–	2,409	91,063
C.P. Richards	2009	–	23,256	5,750	–	–	–	29,006

  (a)
  The entire amounts shown for Messrs. Graf and Glenn for fiscal 2009 and 2008 represent use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors. The amounts shown for fiscal 2007 include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors: Mr. Graf — $96,963; Mr. Bronczek — $3,475; and Mr. Glenn — $23,958.

  (b)
  For fiscal 2009, includes physical examinations. For fiscal 2008 and 2007, includes physical examinations and/or nominal hospitality gifts at company-sponsored events.

         The following table shows the tax reimbursement payments relating to the items listed included in the table:

Name	Year	Restricted Stock ($)	Business- Related Use of Corporate Aircraft ($)(a)	Financial Counseling Services ($)	Tax Return Preparation Services ($)	Umbrella Insurance ($)	Parity Plan – Traditional Pension Benefit ($)	Parity Plan – Portable Pension Account ($)	Personal Use of Company Car ($)	Total ($)
F.W. Smith	2009	–	–	25,295	45,009	1,305	597,051	4,888	–	673,548
	2008	–	6,743	18,482	38,938	1,469	–	6,096	–	71,728
	2007	–	59,678	22,526	39,096	1,679	–	18,423	25,613	167,015
A.B. Graf, Jr.	2009	371,723	–	3,073	3,628	1,305	240,260	2,528	–	622,517
	2008	424,854	164	7,481	3,131	1,469	–	2,199	–	439,298
	2007	407,525	6,028	11,273	2,683	1,679	–	6,363	–	435,551
D.J. Bronczek	2009	477,741	–	9,753	4,134	1,305	295,121	2,805	–	790,859
	2008	546,261	259	10,545	2,983	1,469	–	4,692	–	566,209
	2007	523,980	4,803	9,039	2,380	1,679	–	7,659	–	549,540
T.M. Glenn	2009	371,723	9,642	1,793	11,791	1,305	205,445	–	–	601,699
	2008	424,854	11,209	7,075	10,440	1,469	–	–	–	455,047
	2007	407,525	10,497	13,136	11,147	1,679	–	–	–	443,984
C.P. Richards	2009	371,723	1,158	–	1,630	1,305	114,226	–	–	490,042

  (a)
  The amount shown for Mr. Smith for fiscal 2007 includes $52,973 of tax reimbursement payments relating to personal use of corporate aircraft.

(5)
Ms. Richards was not a named executive officer for fiscal 2007 or 2008. Accordingly, the table includes Ms. Richards' compensation for fiscal 2009 only.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2009

       The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2009:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards
							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards ($/Sh)(1)		Grant Date Fair Value of Stock and Option Awards ($)(2)
										Closing Price on Grant Date ($/Sh)
Name	Type of Plan/Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	Stock Option(3)	06/02/2008	06/01/2008					204,150	90.81	90.65	5,079,191
	FY09 AIC(4)			0	1,544,462	4,633,387
	FY09-FY11 LTI(5)			875,000	3,500,000	5,250,000
A.B. Graf, Jr.	Restricted Stock(6)	06/02/2008	06/01/2008				7,030				638,394
	Stock Option(3)	06/02/2008	06/01/2008					24,100	90.81	90.65	599,601
	FY09 AIC(4)			0	756,853	1,816,448
	FY09-FY11 LTI(5)			300,000	1,200,000	1,800,000
D.J. Bronczek	Restricted Stock(6)	06/02/2008	06/01/2008				9,035				820,468
	Stock Option(3)	06/02/2008	06/01/2008					32,130	90.81	90.65	799,385
	FY09 AIC(4)			0	878,184	2,107,642
	FY09-FY11 LTI(5)			375,000	1,500,000	2,250,000
T.M. Glenn	Restricted Stock(6)	06/02/2008	06/01/2008				7,030				638,394
	Stock Option(3)	06/02/2008	06/01/2008					24,100	90.81	90.65	599,601
	FY09 AIC(4)			0	697,669	1,674,406
	FY09-FY11 LTI(5)			300,000	1,200,000	1,800,000
C.P. Richards	Restricted Stock(6)	06/02/2008	06/01/2008				7,030				638,394
	Stock Option(3)	06/02/2008	06/01/2008					24,100	90.81	90.65	599,601
	FY09 AIC(4)			0	523,584	1,256,602
	FY09-FY11 LTI(5)			300,000	1,200,000	1,800,000

(1)
The exercise price of the options is the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of grant.

(2)
Represents the full grant date fair value of each equity-based award, computed in accordance with SFAS 123R (excluding, however, tax reimbursement payments relating to restricted stock awards; see note 1 to the Summary Compensation Table on page 39 and note 6 below). Assumptions used in the calculation of these amounts are included in note 1 to the Summary Compensation Table on page 39.

(3)
Stock options granted to the named executive officers vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See pages 35-36 for further discussion of stock option awards.

(4)
In June 2008, the Compensation Committee (with respect to Mr. Bronczek) and the Board of Directors (with respect to Messrs. Smith, Graf and Glenn and Ms. Richards) established this annual performance cash compensation plan, which provided a cash payment opportunity to the named executive officers at the conclusion of fiscal 2009. Payment amounts were based upon the achievement of company financial performance goals for fiscal 2009 and individual objectives established at the beginning of fiscal 2009 for each officer other than Mr. Smith. See pages 30-33 for further discussion of this plan.

(5)
The Board of Directors established this long-term performance cash compensation plan in June 2008. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2011 if FedEx achieves an aggregate earnings-per-share goal established by the Board with respect to the three-fiscal-year period 2009 through 2011. No amounts can be earned under the plan until 2011 because achievement of the earnings-per-share goal can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the earnings-per-share goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See pages 33-35 for further discussion of this plan.

(6)
Shares of restricted stock awarded to the named executive officers vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted shares are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax reimbursement payments are not included in the computation of the grant date fair value of the awards shown in the table above; the payments are included in the "All Other Compensation" column in the Summary Compensation Table on page 39 and set forth on page 44). See pages 35-36 for further discussion of restricted stock awards.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2009

       The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2009:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)(a)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable(a)
F.W. Smith	300,000	–		36.0000	06/01/2010
	437,500	–		40.4900	06/01/2011
	375,000	–		53.7650	06/03/2012
	250,000	–		64.5300	06/02/2013
	325,000	–		72.8450	06/01/2014
	187,500	62,500	(1)	89.7000	06/01/2015
	100,000	100,000	(2)	110.0600	06/01/2016
	43,750	131,250	(3)	114.7400	07/09/2017
	–	204,150	(4)	90.8100	06/02/2018
A.B. Graf, Jr.	10,000	–		41.6563	01/21/2010
	40,000	–		36.0000	06/01/2010
	56,250	–		40.4900	06/01/2011
	45,000	–		53.7650	06/03/2012
	65,000	–		64.5300	06/02/2013
	38,250	–		72.8450	06/01/2014
	25,818	8,607	(5)	89.7000	06/01/2015
	16,577	16,578	(6)	110.0600	06/01/2016
	5,163	15,492	(7)	114.7400	07/09/2017
	1,250	3,750	(8)	84.6550	01/14/2018
	–	24,100	(9)	90.8100	06/02/2018
						16,249	(10)	900,682
D.J. Bronczek	20,000	–		40.4688	12/07/2009
	12,600	–		41.6563	01/21/2010
	60,000	–		36.0000	06/01/2010
	72,531	–		40.4900	06/01/2011
	60,000	–		53.7650	06/03/2012
	85,000	–		64.5300	06/02/2013
	51,000	–		72.8450	06/01/2014
	34,425	11,475	(11)	89.7000	06/01/2015
	13,770	13,770	(12)	110.0600	06/01/2016
	6,885	20,655	(13)	114.7400	07/09/2017
	–	32,130	(14)	90.8100	06/02/2018
						20,888	(15)	1,157,822
T.M. Glenn	10,000	–		41.6563	01/21/2010
	56,250	–		40.4900	06/01/2011
	45,000	–		53.7650	06/03/2012
	65,000	–		64.5300	06/02/2013
	38,250	–		72.8450	06/01/2014
	25,818	8,607	(16)	89.7000	06/01/2015
	10,327	10,328	(17)	110.0600	06/01/2016
	5,163	15,492	(18)	114.7400	07/09/2017
	1,250	3,750	(19)	103.3500	09/24/2017
	–	24,100	(20)	90.8100	06/02/2018
						16,249	(21)	900,682

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)(a)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable(a)
C.P. Richards	12,000	–		64.5300	06/02/2013
	10,200	–		72.8450	06/01/2014
	25,818	8,607	(22)	89.7000	06/01/2015
	10,327	10,328	(23)	110.0600	06/01/2016
	5,163	15,492	(24)	114.7400	07/09/2017
	–	24,100	(25)	90.8100	06/02/2018
						16,249	(26)	900,682

(a)
The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		Date	Number			Date	Number
F. W. Smith	(1)	06/01/2009	62,500	A.B. Graf, Jr.	(5)	06/01/2009	8,607
	(2)	06/01/2009	50,000		(6)	06/01/2009	8,289
		06/01/2010	50,000			06/01/2010	8,289
	(3)	07/09/2009	43,750		(7)	07/09/2009	5,164
		07/09/2010	43,750			07/09/2010	5,164
		07/09/2011	43,750			07/09/2011	5,164
	(4)	06/02/2009	51,037		(8)	01/14/2010	1,250
		06/02/2010	51,038			01/14/2011	1,250
		06/02/2011	51,037			01/14/2012	1,250
		06/02/2012	51,038
					(9)	06/02/2009	6,025
						06/02/2010	6,025
						06/02/2011	6,025
						06/02/2012	6,025
					(10)	06/01/2009	3,073
						06/02/2009	1,757
						07/09/2009	1,536
						06/01/2010	1,537
						06/02/2010	1,758
						07/09/2010	1,536
						06/02/2011	1,757
						07/09/2011	1,537
						06/02/2012	1,758
D. J. Bronczek	(11)	06/01/2009	11,475	T. M. Glenn	(16)	06/01/2009	8,607
	(12)	06/01/2009	6,885		(17)	06/01/2009	5,164
		06/01/2010	6,885			06/01/2010	5,164
	(13)	07/09/2009	6,885		(18)	07/09/2009	5,164
		07/09/2010	6,885			07/09/2010	5,164
		07/09/2011	6,885			07/09/2011	5,164
	(14)	06/02/2009	8,032		(19)	09/24/2009	1,250
		06/02/2010	8,033			09/24/2010	1,250
		06/02/2011	8,032			09/24/2011	1,250
		06/02/2012	8,033
					(20)	06/02/2009	6,025
	(15)	06/01/2009	3,951			06/02/2010	6,025
		06/02/2009	2,258			06/02/2011	6,025
		07/09/2009	1,975			06/02/2012	6,025
		06/01/2010	1,976
		06/02/2010	2,259		(21)	06/01/2009	3,073
		07/09/2010	1,975			06/02/2009	1,757
		06/02/2011	2,259			07/09/2009	1,536
		07/09/2011	1,976			06/01/2010	1,537
		06/02/2012	2,259			06/02/2010	1,758
						07/09/2010	1,536
						06/02/2011	1,757
						07/09/2011	1,537
						06/02/2012	1,758

		Date	Number
C.P. Richards	(22)	06/01/2009	8,607
	(23)	06/01/2009	5,164
		06/01/2010	5,164
	(24)	07/09/2009	5,164
		07/09/2010	5,164
		07/09/2011	5,164
	(25)	06/02/2009	6,025
		06/02/2010	6,025
		06/02/2011	6,025
		06/02/2011	6,025
	(26)	06/01/2009	3,073
		06/02/2009	1,757
		07/09/2009	1,536
		06/01/2010	1,537
		06/02/2010	1,758
		07/09/2010	1,536
		06/02/2011	1,757
		07/09/2011	1,537
		06/02/2012	1,758
(b)
Computed by multiplying the closing market price of FedEx's common stock on May 29, 2009 (which was $55.43) by the number of shares.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

       The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
F.W. Smith	300,000	1,617,044	–	–
A.B. Graf, Jr.	40,000	171,780	6,145	514,296
D.J. Bronczek	40,000	122,500	7,901	661,264
T.M. Glenn	–	–	6,145	514,296
C.P. Richards	–	–	5,267	449,337

(1)
If the shares were sold immediately upon exercise, the value realized on exercise of an option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)
Represents the fair market value of the shares on the vesting date.

FISCAL 2009 PENSION BENEFITS

       The following table sets forth for each named executive officer the present value of accumulated benefits at May 31, 2009, under FedEx's defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see page 54.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Fiscal 2009 ($)
F.W. Smith	FedEx Corporation Employees' Pension Plan	37	1,109,950	–
	FedEx Corporation Retirement Parity Pension Plan	37	25,303,505	–

A.B. Graf, Jr.	FedEx Corporation Employees' Pension Plan	29	829,660	–
	FedEx Corporation Retirement Parity Pension Plan	29	8,272,267	–

D.J. Bronczek	FedEx Corporation Employees' Pension Plan	33	851,954	–
	FedEx Corporation Retirement Parity Pension Plan	33	10,050,105	–

T.M. Glenn	FedEx Corporation Employees' Pension Plan	28	703,438	–
	FedEx Corporation Retirement Parity Pension Plan	28	6,514,818	–

C.P. Richards	FedEx Corporation Employees' Pension Plan	25	753,421	–
	FedEx Corporation Retirement Parity Pension Plan	25	3,663,431	–

(1)
These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2009. Beginning in fiscal 2009, the measurement date for the Pension Plan (as defined below) and the Parity Plan (as defined below) is May 31. Prior to fiscal 2009, the measurement date was the last day of February. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan are generally not payable as a lump sum distribution (only $1,000 or less may be distributed as a lump sum under the Pension Plan).

  The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2009, if the officer is past normal retirement age, converted based on an interest rate of 7.683% and the RP2000 Combined Blue Collar Mortality Table projected to 2006 and discounted to May 31, 2009, using an interest rate of 7.683%. The present value of the Parity Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement age, or June 1, 2009, if the officer is past normal retirement age, converted based on an interest rate of 5% and United States Government-approved assumptions as to life expectancy and discounted to May 31, 2009, using an interest rate of 7.683%. The present value of the Portable Pension Account (discussed below) is equal to the officer's account balance at May 31, 2009, projected to normal retirement date, if applicable, based on an interest rate of 4% (compounded quarterly) and discounted to May 31, 2009, using an interest rate of 7.683%.

Overview of Pension Plans

       FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees' Pension Plan (the "Pension Plan"). For 2009, the maximum compensation limit under a tax-qualified pension plan is $245,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the "Parity Plan"). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

       Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003, had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003, accrue benefits exclusively under the Portable Pension Account.

       Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

       The named executive officers also participate in FedEx's tax-qualified, defined contribution 401(k) retirement savings plan. Beginning January 1, 2008, the annual matching company contribution under the 401(k) plan is a maximum of 3.5% of eligible earnings. Effective February 1, 2009, however, 401(k) company matching contributions were suspended for all participants, including the named executive officers, for at least one year.

       In order to provide 100% of the benefits that would otherwise be denied participants in the tax-qualified 401(k) plan due to certain limitations imposed by United States tax laws, effective June 1, 2008, Parity Plan participants, including the named executive officers, will receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans (the May 31, 2009 credit was based on the 2008 maximum compensation limit of $230,000). Effective June 1, 2009, however, the additional compensation credit under the Parity Plan was suspended for all participants, including the named executive officers.

       Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

       Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers includes salary and annual incentive compensation.

       A named executive officer's capped accrued traditional pension benefit was calculated using his or her years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he or she chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his or her eligible earnings history as of May 31, 2008.

Portable Pension Account

       The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant's age and years of service as of the end of the prior plan year and the participant's eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55-64	6%
65-74	7%
75 or over	8%

       On May 31, 2008, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 99; Mr. Graf — 82; Mr. Bronczek — 85; Mr. Glenn — 79; and Ms. Richards — 77. Eligible compensation under the Portable Pension Account feature for the named executive officers includes salary and annual incentive compensation. Messrs. Smith, Graf and Bronczek elected the Portable Pension Account feature in 2003. Mr. Glenn and Ms. Richards began accruing benefits under the Portable Pension Account in fiscal 2009.

       Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant's age and years of service as of the end of the prior plan year and the participant's eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Transition Compensation Credit*
Less than 55	2%
55-64	3%
65-74	4%
75 or over	5%

      *
      For years of credited service over 25, transition compensation credits are 2% per year.

       An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and will cease as of May 31, 2013. An eligible participant's first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

       Interest credits are added to a participant's Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28 and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan, prior to its suspension). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest crediting rate, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% ( 1/4 of 4%). The quarterly interest crediting rate, when compounded quarterly, cannot produce an annual rate greater than the average 30-year Treasury rate for April of the preceding plan year (or, if larger, such other rate as may be required for certain tax law purposes). In no event, however, will the quarterly interest crediting rate be less than 0.765%. Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting rate for the plan year ended May 31, 2008, was 1.1958%. The quarterly interest-crediting rate for the plan year ended May 31, 2009, was 1%.

Lump Sum Distribution

       Upon a participant's retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant's retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump sum payment or an annuity.

       Through December 31, 2008, Parity Plan participants could elect to receive benefits accrued through December 31, 2004, as a single lump sum distribution. If a participant did not elect to receive a lump sum distribution, benefits accrued under the Parity Plan through December 31, 2004, would be paid as an annuity. All benefits accrued after December 31, 2004, under the Parity Plan were required to be paid to participants as a lump sum distribution.

       The lump sum payment of the traditional pension benefit under the Parity Plan was previously calculated based on the interest rate assumption used in the Pension Plan — i.e., the average 30-year Treasury rate for April of the preceding plan year. The Pension Protection Act of 2006 requires the use of a higher interest rate assumption for the Pension Plan beginning on June 1, 2008. In order to prevent substantial erosion of the traditional pension lump sum benefit under the Parity Plan, in June 2008 the Board of Directors approved an amendment to the Parity Plan to maintain the use of the average 30-year Treasury rate for April of the preceding plan year as the interest rate assumption for the Parity Plan. The traditional pension benefit provided to employees, including the named executive officers, under the Pension Plan was not adversely affected by the legislation because only a minimal lump sum ($1,000 or less) may be distributed under that plan. See page 38 for further discussion of this amendment.

       In accordance with United States tax law, this amendment required the elimination of the option for Parity Plan participants to receive their pre-December 31, 2004, benefits as a single lump sum distribution or as an annuity. Accordingly, all Parity Plan benefits are paid as a single lump sum distribution beginning January 1, 2009, as follows:

  •
  For the portion of the benefit accrued under the Portable Pension Account formula, the lump sum benefit will be paid six months following the date of the participant's termination of employment; and

  •
  For the portion of the benefit accrued under the traditional pension benefit formula, the lump sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant's termination of employment.

Taxes

       FedEx pays the FICA taxes attributable to the Parity Plan benefit on behalf of the participant, and reimburses the participant for any taxes resulting from the payment of such taxes. Under current law, Parity Plan benefits are subject to FICA taxes when they are definitely determinable. Benefits accrued under the Portable Pension Account formula are definitely determinable each year that a participant receives a compensation credit. Accordingly, to the extent the FICA taxes relate to the Portable Pension Account under the Parity Plan, they are due and the tax reimbursement payments are made as the benefits are accrued, and such payments to the applicable named executive officers are included in the "All Other Compensation" column of the Summary Compensation Table on page 39 and set forth on page 44.

       Because the traditional pension benefit under the Parity Plan was capped as of May 31, 2008, such benefit became definitely determinable in calendar 2008. As a result, the entire present value of the Parity Plan traditional pension benefit of a participant, including each of the named executive officers, was subject to FICA taxes in calendar 2008. Accordingly, in fiscal 2009, FedEx made one-time payments for the FICA taxes relating to the traditional pension benefit under the Parity Plan and the related tax gross-up for all participants, including the named executive officers. Such payments to the named executive officers are included in the "All Other Compensation" column of the Summary Compensation Table on page 39 and set forth on page 44.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

       This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer's employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

       Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer's employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance), other than retirement, death or permanent disability or termination after a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability – Stock Option and Restricted Stock Plans

       Retirement.    When an employee retires:

  •
  all restrictions applicable to the restricted shares held by the employee lapse (if retirement occurs at or after age 60), provided that the restrictions shall not lapse prior to the first anniversary of the date of award of the restricted shares);

  •
  all of the employee's unvested stock options granted prior to June 1, 2006, continue to vest according to their terms after retirement; and

  •
  all of the employee's unvested stock options granted on or after June 1, 2006, terminate.

       The following table quantifies for each named executive officer the value of his or her unvested restricted shares, the vesting of which would be accelerated upon retirement:

Benefits Triggered By Retirement

Name	Value of Unvested Restricted Shares ($)(1)
F.W. Smith	–
A.B. Graf, Jr.	900,682
D.J. Bronczek	1,157,822
T.M. Glenn	900,682
C.P. Richards	900,682

(1)
Computed by multiplying the price per share of FedEx's common stock by the number of unvested shares of restricted stock held by the officer (including 7,030 shares for each of Messrs. Graf and Glenn and Ms. Richards and 9,035 shares for Mr. Bronczek, which shares were granted on June 2, 2008, and could not otherwise vest in connection with the officer's retirement prior to June 2, 2009). The table assumes that the officer retired on May 31, 2009 (and that the officer was age 60 or above on such date) and that the price per share of FedEx's common stock was the closing market price on May 29, 2009 (which was $55.43).

       For information regarding retirement benefits under our pension plans, see "Fiscal 2009 Pension Benefits" on page 50.

       Death or Permanent Disability.    When an employee dies or becomes permanently disabled:

  •
  all restrictions applicable to the restricted shares held by the employee lapse, provided that the restrictions shall not lapse prior to the first anniversary of the date of award of the restricted shares; and

  •
  all of the employee's unvested stock options immediately vest.

       The following table quantifies for each named executive officer the value of his or her unvested restricted shares and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2009):

Benefits Triggered By Death or Permanent Disability

Name	Value of Unvested Restricted Shares ($)(1)	Value of Unvested Stock Options ($)(2)	Total ($)
F.W. Smith	–	–	–
A.B. Graf, Jr.	900,682	–	900,682
D.J. Bronczek	1,157,822	–	1,157,822
T.M. Glenn	900,682	–	900,682
C.P. Richards	900,682	–	900,682

(1)
Computed by multiplying the closing market price per share of FedEx's common stock on May 29, 2009 (which was $55.43) by the number of unvested shares of restricted stock held by the officer as of May 31, 2009 (including 7,030 shares for each of Messrs. Graf and Glenn and Ms. Richards and 9,035 shares for Mr. Bronczek, which shares were granted on June 2, 2008, and could not otherwise vest in connection with the officer's death or permanent disability prior to June 2, 2009).

(2)
Represents the difference between the closing market price per share of FedEx's common stock on May 29, 2009 (which was $55.43) and the exercise price of each unvested option held by the officer as of May 31, 2009 (all such unvested options were "out of the money" as of May 31, 2009 — the stock price was less than the exercise price of the options).

       In addition, FedEx provides each named executive officer with:

  •
  $1,500,000 of group term life insurance coverage;

  •
  $500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and

  •
  A supplemental long-term disability program, with a monthly benefit equal to the difference between 60% of the officer's basic monthly earnings and $10,000 (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination After Change of Control – Stock Option and Restricted Stock Plans and Management Retention Agreements

       Stock Options and Restricted Stock Plans.    Our stock option plans provide that, in the event of a change of control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. This right continues, with respect to holders whose employment with FedEx terminates following a change of control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner.

       Our restricted stock plans provide that, in the event of a change of control (as defined in the plans), depending on the change of control event, either (i) the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx's common stock in connection with the change of control multiplied by the number of restricted shares held or (ii) the restrictions applicable to any such shares will immediately lapse.

       The following table quantifies for each named executive officer the value of his or her unvested restricted shares and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2009, and that the highest price per share received by FedEx's stockholders in connection with the change of control was the closing market price on May 29, 2009, which was $55.43):

Benefits Triggered By Change of Control(1)

Name	Value of Unvested Restricted Shares ($)(2)	Value of Unvested Stock Options ($)(3)	Total ($)
F.W. Smith	–	–	–
A.B. Graf, Jr.	900,682	–	900,682
D.J. Bronczek	1,157,822	–	1,157,822
T.M. Glenn	900,682	–	900,682
C.P. Richards	900,682	–	900,682

(1)
As discussed below, the officer is also entitled under his or her MRA (as defined below) to a three-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the three-year employment period.

(2)
Computed by multiplying the closing market price per share of FedEx's common stock on May 29, 2009 (which was $55.43) by the number of unvested shares of restricted stock held by the officer as of May 31, 2009.

(3)
Represents the difference between the closing market price per share of FedEx's common stock on May 29, 2009 (which was $55.43) and the exercise price of each unvested option held by the officer as of May 31, 2009 (all such unvested options were "out of the money" as of May 31, 2009 — the stock price was less than the exercise price of the options).

       Management Retention Agreements.    FedEx has entered into Management Retention Agreements ("MRAs") with each of its executive officers, including the named executive officers. The purpose of the MRAs is to secure the executives' continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx's equity compensation plans). In December 2008, the MRAs were amended in order to comply with Section 409A of the Internal Revenue Code. In addition, a few other minor revisions were made (namely, changing the term of the MRAs as described below and the elimination of outplacement assistance as a benefit). The terms and conditions of the MRAs with the named executive officers are summarized below.

       Term.    Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days', but not more than ninety days', prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

       Employment Period.    Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer's position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

       Compensation.    During the three-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and annual incentive compensation (no less than his or her average annual incentive compensation over the three-year period prior to the change of control). The executive officer also receives incentive (including long-term performance bonus), savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

       Termination.    The MRA terminates immediately upon the executive officer's death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx's long-term disability benefits plan. Once disability is established, he or she receives 180 days'

prior notice of termination. FedEx also may terminate the officer's MRA for "cause" (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony and certain material violations by the officer of his or her obligations under the MRA).

       Benefits for Qualifying Termination.    A "qualifying termination" is a termination of the executive's employment by FedEx other than for cause, disability or death or by the officer for "good reason" (principally relating to a material diminution in the officer's authority, duties or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

       In the event of a qualifying termination, the executive officer will receive: (i) a lump sum cash payment equal to three times his or her annual compensation, which includes his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination), target annual incentive compensation and target long-term incentive compensation; (ii) a lump sum cash payment equal to a pro rata portion of his or her target payments under the annual and long-term incentive compensation plans then in effect based on the proportion of the applicable one- or three-fiscal-year plan period during which he or she was employed; (iii) a lump sum cash payment equal to the excess of the benefit that would be accrued under FedEx's pension and parity plans based on an additional 36 months of age and service over what was actually earned as of the date of termination; and (iv) a lump-sum cash payment equal to FedEx's cost of 36 months of coverage under each plan providing medical and other welfare benefits for the executive and his or her covered dependents. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive's death).

       FedEx agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from FedEx that triggers certain excise taxes.

       In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

       The following table quantifies for each named executive officer the payments under his or her MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2009, and that the highest price per share received by FedEx's stockholders in connection with the change of control was the closing market price on May 29, 2009, which was $55.43):

Payments Triggered By Qualifying Termination After Change of Control

Name	Lump Sum Cash Payment – 3x Base Salary and Target Compensation Under Non-Equity Incentive Plans ($)	Lump Sum Cash Payment – Prorated Target Compensation Under Non-Equity Incentive Plans ($)	Lump Sum Cash Payment – Additional 36 Months Under Pension Plans ($)	Lump Sum Cash Payment – 36 Months of Coverage Under Welfare Plans ($)	Tax Reimbursement Payments ($)	Total ($)
F.W. Smith	19,588,566	8,544,462	977,857	171,124	0	29,282,009
A.B. Graf, Jr.	8,673,699	3,156,853	576,370	85,720	0	12,492,642
D.J. Bronczek	10,061,820	3,878,184	625,182	114,046	0	14,679,232
T.M. Glenn	8,276,943	3,097,669	536,694	68,319	0	11,979,625
C.P. Richards	7,109,928	2,923,584	419,993	47,399	3,531,139	14,032,043

DIRECTORS' COMPENSATION

Outside Directors' Compensation

       Non-management (outside) directors are paid:

  •
  a quarterly retainer of $19,375;

  •
  $2,000 for each in-person Board meeting attended; and

  •
  $2,000 for each in-person committee meeting attended.

       Outside directors who attend a Board or committee meeting telephonically are paid 75% of the applicable in-person meeting fee.

       Chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees are paid an additional annual fee of $13,500. The Audit Committee chairperson is paid an additional annual fee of $22,500. Each outside director who is elected at the annual meeting will receive a stock option for 6,440 shares of common stock on the date of the 2009 annual meeting. Any outside director appointed to the Board after the 2009 annual meeting will receive a stock option for 6,440 shares of common stock upon his or her appointment.

       Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

       The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx's director compensation practices with those of other companies with annual revenues greater than $10 billion. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors' independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

       In July 1997, the Board of Directors of FedEx Express (FedEx's predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

       The retirement benefit under the plan is based on the annual retainer fee for outside directors at the time the plan was frozen ($40,000) and the years of service of an outside director on the Board at that time. The benefit is calculated as an annual amount equal to 10% for each year of service up to 100% of the annual retainer fee at the time the plan was frozen. For example, an outside director with two years of credited service has an annual benefit equal to $8,000 (20% of $40,000), and an outside director with ten or more years of credited service has an annual benefit equal to $40,000 (100% of $40,000).

       An outside director's annual benefit is payable for no less than ten years and no more than fifteen years based on the director's years of credited service. Under the plan, an outside director with ten or fewer years of credited service is entitled to ten years of payments, and a director with fifteen or more years of credited service is entitled to fifteen years of payments (no outside director entitled to benefits under the plan had between eleven and fourteen years of credited service). For example, an outside director with nine years of credited service is entitled to receive payments of $36,000 ($40,000 × 90%) for ten years. An outside director with fifteen years of service is entitled to receive payments of $40,000 for fifteen years.

       An outside director covered under the plan was entitled to a retirement benefit beginning as of the first day of the fiscal quarter of FedEx next following the date of termination of his or her directorship or the date such director attains age 60, whichever was later. This benefit was the annual amount, calculated as set forth above, payable at the director's election either as a lump sum distribution (computed based on the applicable discount rate in effect as of the date of distribution under the Pension Plan) or in quarterly installments for the applicable number of years based on the director's years of credited service. Philip Greer, who retired from the Board on September 29, 2008, elected to receive his retirement benefit under the plan as a lump sum distribution.

       As noted above, the lump sum benefit payable under the plan was previously calculated based on the interest rate assumption used in the Pension Plan. The interest rate assumption under the Pension Plan was previously an index of 30-year Treasury rates. The Pension Protection Act of 2006 requires the use of a higher interest rate assumption for lump sum payments under the Pension Plan beginning on June 1, 2008. As discussed above on pages 52-53, the Board of Directors approved an amendment to the Parity Plan to maintain the use of an index of 30-year Treasury rates as the interest rate assumption under that plan.

       In order to prevent a significant reduction of the lump sum benefit payable to the five directors still covered by the plan, in September 2008 the Board of Directors amended the Retirement Plan for Outside Directors to maintain the use of an index of 30-year Treasury rates as the plan's interest rate assumption (i.e., the interest rate assumption used under the Parity Plan). In accordance with United States tax law, this amendment only applies to directors who retire after December 31, 2008, and required the elimination of the option to receive quarterly installment payments.

       As a result, the plan benefit payable to the five current members of the Board of Directors who have not yet received any plan benefits shall be paid only as a single lump sum distribution. The amount of the distribution shall be equal to the lump sum present value of the director's quarterly installment payments determined as set forth above, computed based on the applicable discount rate in effect as of the date of distribution under the Parity Plan (rather than the Pension Plan). The lump sum distribution is payable on or before the fifteenth business day of the month immediately following the later of the date of the director's retirement or the date he or she attains age 60. In the event of the outside director's death, his or her surviving spouse shall be entitled to receive the lump sum payment.

       Charles T. Manatt was elected to the Board of Directors at the 2004 annual meeting of stockholders. Mr. Manatt previously served as a director of FedEx (and its predecessor, FedEx Express) from 1989 until his resignation in December 1999 to become the United States Ambassador to the Dominican Republic. In accordance with the terms of the plan and based on his nine years of credited service, Mr. Manatt is being paid a retirement benefit of $36,000 per year, payable for a total of ten years in quarterly installments. The payments to Mr. Manatt under this plan will end in December 2009.

       The following table sets forth for each of the current directors entitled to receive future benefits under the plan the director's years of credited service and the amount payable to the director assuming a hypothetical retirement date of June 1, 2009 (the amount shown for Mr. Willmott is the actual amount he will be paid upon his retirement immediately before the annual meeting).

Name	Years of Credited Service	Lump Sum Payment Amount ($)
J.L. Estrin	10	274,290	(1)
J.R. Hyde, III	15	462,873
J.I. Smith	9	302,425
P.S. Walsh	2	54,021	(1)
P.S. Willmott	15	462,873

(1)
Discounted from the age 60 normal retirement date provided for in the plan.

 Fiscal 2009 Director Compensation

       The following table sets forth information regarding the compensation of FedEx's non-employee (outside) directors for the fiscal year ended May 31, 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)	Total ($)
J.L. Barksdale	112,000	98,548	–	210,548
A.A. Busch IV(5)	65,125	35,605	–	100,730
J.A. Edwardson	128,000	98,548	–	226,548
J.L. Estrin	121,000	98,548	–	219,548
P. Greer(6)	37,549	35,605	436,632	509,786
J.R. Hyde, III	97,500	98,548	–	196,048
S.A. Jackson	112,000	98,548	–	210,548
S.R. Loranger	114,500	98,548	–	213,048
G.W. Loveman	115,500	98,548	–	214,048
C.T. Manatt(7)	37,549	35,605	40,579	113,733
J.I. Smith	106,000	98,548	–	204,548
P.S. Walsh	100,000	98,548	–	198,548
P.S. Willmott	133,000	98,548	–	231,548

(1)
Includes meeting fees, quarterly retainer payments and committee chairperson fees (as applicable). See "— Outside Directors' Compensation" above.

(2)
The amounts included in this column reflect the value of option awards that were recognized as an expense for financial statement reporting purposes in fiscal 2009, calculated pursuant to SFAS 123R, excluding any estimate of forfeitures. Accordingly, the column includes amounts relating to awards granted during and prior to fiscal 2009. The following table sets forth each option award represented in the column and the amount included for each such award (except for Messrs. Busch, Greer and Manatt). The amounts shown for each of Messrs. Busch, Greer and Manatt represents the value of awards granted to each of them in fiscal 2008 only, as Messrs. Greer and Manatt retired as directors immediately before the 2008 annual meeting and Mr. Busch resigned from the Board in January 2009. Assumptions used in the calculation of these amounts for fiscal 2009 and 2008 are included in note 1 to the Summary Compensation Table on page 39.

Date of Award	Number of Shares Underlying Options (#)	Amount Included in Fiscal 2009 ($)
9/24/2007	4,400	35,605
9/29/2008	4,400	62,943

		98,548

(3)
On September 29, 2008, each outside director elected at the 2008 annual meeting received a stock option for 4,400 shares of common stock. The full grant date fair value of each such option, computed in accordance with SFAS 123R, was $93,899.

(4)
The following table sets forth the aggregate number of outstanding stock options held by each current or former outside director listed in the above table as of May 31, 2009:

Name	Options Outstanding
J.L. Barksdale	31,600
A.A. Busch IV	0	(a)
J.A. Edwardson	39,600
J.L. Estrin	63,600
P. Greer	51,200
J.R. Hyde, III	39,600
S.A. Jackson	33,600
S.R. Loranger	13,200
G.W. Loveman	8,800
C.T. Manatt	20,200
J.I. Smith	36,600
P.S. Walsh	51,600
P.S. Willmott	39,600

      (a)
      Pursuant to the terms of FedEx's stock option plans, all of Mr. Busch's stock options were forfeited upon his resignation as a director.

Susan C. Schwab joined the Board of Directors on June 8, 2009. She received a stock option for 4,400 shares of common stock in connection with her election as a director.

(5)
August A. Busch IV resigned as a director on January 12, 2009.

(6)
Philip Greer retired as a director immediately before the 2008 annual meeting. The amount in the "All Other Compensation" column for Mr. Greer includes his $434,473 lump sum distribution under the Retirement Plan for Outside Directors (see "— Retirement Plan for Outside Directors" above) and a $2,159 tax reimbursement payment relating to his retirement gift.

(7)
Charles T. Manatt retired as a director immediately before the 2008 annual meeting. The amount in the "All Other Compensation" column for Mr. Manatt includes $36,000 of payments under the Retirement Plan for Outside Directors (see "— Retirement Plan for Outside Directors" above) and a $4,579 tax reimbursement payment relating to his retirement gift.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

       Stockholders approved FedEx's 1993, 1995, 1997, 1999 and 2002 Stock Incentive Plans, as amended, and FedEx's Incentive Stock Plan, as amended. Although options are still outstanding under the 1993, 1995, 1997 and 1999 plans, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

       FedEx's 2001 Restricted Stock Plan, as amended, was approved by the Board of Directors, but was not approved by the stockholders. Under the terms of this plan, key employees may receive restricted shares of common stock as determined by the Compensation Committee. Only treasury shares may be issued under this plan. Restrictions on the shares typically expire over four years from the award date. Holders of restricted shares are entitled to vote such shares and to receive any dividends paid on FedEx common stock.

       In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber's officers' deferred compensation plan. This plan was approved by Caliber's board of directors, but not by Caliber's or FedEx's stockholders. Following FedEx's acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer's 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

       The following table sets forth certain information as of May 31, 2009, with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	17,597,587	(1)	$80.04	12,513,881	(2)
Equity compensation plans not approved by stockholders	7,217	(3)	N/A	252,331	(4)

Total	17,604,804		$80.04	12,766,212

(1)
Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx's stock option plans. This number does not include: (a) 45,502 shares of common stock issuable upon exercise of outstanding options granted under plans assumed by FedEx in acquisitions; (b) 5,960 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.; and (c) 18,565 shares of common stock issuable under stock credit plans assumed by FedEx in the Caliber acquisition. The weighted average exercise price of outstanding options granted under option plans assumed in acquisitions as of May 31, 2009, was $23.84.

FedEx cannot make any additional awards under these assumed plans, but additional FedEx common stock equivalent units may be issued to current participants under the assumed stock credit plans pursuant to dividend equivalent rights.

(2)
Includes 11,914,914 option shares available for future grants under FedEx's Incentive Stock Plan and the 2002 Stock Incentive Plan and 598,967 shares available for future restricted stock grants under FedEx's Incentive Stock Plan.

(3)
Represents shares of FedEx common stock issuable pursuant to the officers' deferred compensation plan assumed by FedEx in the Caliber acquisition as described under "— Equity Compensation Plans Not Approved by Stockholders" above.

(4)
Represents shares available for future grants under FedEx's 2001 Restricted Stock Plan, as amended, as described under "— Equity Compensation Plans Not Approved by Stockholders" above. Only treasury shares may be issued under this plan.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

       The Audit Committee assists the Board of Directors in its oversight of FedEx's financial reporting process. The Audit Committee's responsibilities are more fully described in its charter, which is available on the FedEx Web site at http://ir.fedex.com/com_charters.cfm.

       Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx's independent registered public accounting firm is responsible for performing an audit of FedEx's consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx's internal control over financial reporting.

       In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2009, including a discussion of, among other things:

  •
  the acceptability and quality of the accounting principles;

  •
  the reasonableness of significant accounting judgments and critical accounting policies and estimates;

  •
  the clarity of disclosures in the financial statements; and

  •
  the adequacy and effectiveness of FedEx's financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management's assessment and report on internal control over financial reporting.

The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

       The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2009, the firm's judgments as to the acceptability and quality of FedEx's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"), including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee also reviewed and discussed with the independent registered public accounting firm their audit of the effectiveness of FedEx's internal control over financial reporting.

       In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm's independence.

       The Audit Committee discussed with FedEx's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx's internal controls and the overall quality of FedEx's financial reporting.

       In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 10, 2009, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2009, and with respect to the effectiveness of FedEx's internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee Members
John A. Edwardson – Chairman
Gary W. Loveman
Joshua I. Smith
Peter S. Willmott

 AUDIT AND NON-AUDIT FEES

       The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2009 and 2008:

	2009	2008
Audit fees	$11,658,000	$11,984,000
Audit-related fees	825,000	490,000
Tax fees	186,000	172,000
All other fees	15,000	15,000

Total	$12,684,000	$12,661,000

  •
  Audit Fees.  Represents fees for professional services provided for the audit of FedEx's annual financial statements, the audit of FedEx's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx's quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

  •
  Audit-Related Fees.  Represents fees for assurance and other services related to the audit of FedEx's financial statements. The fees for fiscal 2009 and 2008 were primarily for benefit plan audits.

  •
  Tax Fees.  Represents fees for professional services provided primarily for domestic and international tax compliance and advice. Tax compliance and preparation fees totaled $111,000 and $21,000 in fiscal 2009 and 2008, respectively.

  •
  All Other Fees.  Represents fees for products and services provided to FedEx not otherwise included in the categories above. The amounts shown for fiscal 2009 and 2008 include fees for online technical resources.

       FedEx's Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

       Ernst & Young LLP audited FedEx's annual financial statements for the fiscal year ended May 31, 2009, and FedEx's internal control over financial reporting as of May 31, 2009. The Audit Committee has appointed Ernst & Young to be FedEx's independent registered public accounting firm for the fiscal year ending May 31, 2010. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

       The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor; and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

       Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

       The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

       Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx's business) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

       The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee's opinion, the independence of the independent registered public accounting firm.

       In addition, FedEx's independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available on FedEx's Web site at http://ir.fedex.com/documentdisplay.cfm?DocumentID=122.

       Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm's operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm's audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required "cooling-off" period to elapse.

       FedEx's Executive Vice President and Chief Financial Officer will approve any hire who was employed during the preceding three years by the independent registered public accounting firm, and will annually report all such hires to the Audit Committee.

 Vote Required For Ratification

       The Audit Committee is responsible for selecting FedEx's independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx's independent registered public accounting firm for fiscal year 2010. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

       The ratification of the appointment of Ernst & Young as FedEx's independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3 – STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

       FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

"RESOLVED:    That shareholders of FedEx Corporation ("FedEx" or "Company") ask the Board of Directors to adopt a policy that the Board's chairman be an independent director who has not previously served as an executive officer of FedEx. The policy should be implemented so as not to violate any contractual obligation and should specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT:    It is the Board's responsibility to protect shareholders' long-term interests by providing independent oversight of management, including the CEO, in directing the Company's business and affairs. We believe that having one person fulfill both roles necessarily impairs the Chair's ability to hold the CEO accountable.

Fred Smith holds the positions of Chairman and CEO at our Company. We believe this leadership structure has allowed Smith to exert a dominant influence over the Board, impeding the Board's ability to ensure that management acts strictly in the best interests of FedEx.

Poor corporate performance and excessive executive pay underscore the need for independent board leadership at our Company. Over the course of FedEx's 2008 fiscal year, the Company's stock price dropped over 17%, with the S&P falling by only 8.8%. Over the same period, Smith received $44.5 million in total actual compensation, according to The Corporate Library.

There is no lead director on the Board and we believe the amount of long-tenured directors compromises the Board's independence. Five of the directors, including Smith, have served on the board for over 19 years, and only two directors have been added to the Board in the past five years. Also, former FedEx Express executives sit on the Audit and the Nominating and Governance committees.

Adding to our concerns regarding the rigor of Board oversight, under Smith's leadership FedEx has pursued a questionable business tactic of classifying FedEx Ground drivers as "independent contractors," which has exposed the Company to substantial legal and financial risks.

The Supreme Court of California affirmed a lower court's ruling in Estrada v. FedEx Ground, confirming that a number of California single-route contractors should be reimbursed as employees for some of their operating expenses.

FedEx now faces approximately 50 other class-action lawsuits, several individual lawsuits, and about 40 state tax and other administrative proceedings challenging its treatment of drivers as independent contractors.

The Internal Revenue Service is continuing its employment tax audit of FedEx Ground for 2002, 2004, and 2006. According to Bloomberg, the potential pretax liability from unpaid payroll taxes could be as much as $2.5 billion. ("FedEx Loses Investors as Courts Upend Founder's Model," Bloomberg, August 20, 2008).

The Company's decision to aggressively defend this "independent contractor" business model raises serious questions about Board oversight.

A similar proposal filed at FedEx last year received 34% of the vote.

       We urge your support FOR this proposal."

Board of Directors' Statement in Opposition

       The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

       FedEx and its stockholders are best served by having Mr. Frederick W. Smith, FedEx's founder and Chief Executive Officer, serve as Chairman of the Board of Directors. FedEx's Bylaws provide that the Chairman of the Board of Directors shall be the Chief Executive Officer, unless the Board decides otherwise. This approach provides the Board with the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of FedEx at any particular time. The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that FedEx and its stockholders are best served by having Mr. Smith, FedEx's founder, serve as both Chairman of the Board of Directors and Chief Executive Officer. Mr. Smith's combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute FedEx's strategic initiatives and business plans.

       Mr. Smith has served as both Chairman of the Board and Chief Executive Officer of FedEx since 1977. Mr. Smith is the pioneer of the express transportation industry and his record of innovation, achievement and leadership speaks for itself. Under Mr. Smith's leadership, FedEx has become one of the most trusted and respected brands in the world. For eight consecutive years FedEx has ranked in the top ten on the national and international FORTUNE "Most Admired Companies" lists, including in 2009 (the first year the magazine combined the U.S. and international lists). In addition, Mr. Smith has been named one of the top 30 chief executives in the world by Barron's magazine for two consecutive years. Under Mr. Smith's leadership, FedEx has also experienced strong long-term financial growth and stockholder return. The Board of Directors believes that our stockholders have been well served by having Mr. Smith act as both Chairman and Chief Executive Officer.

       FedEx's strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx's business and affairs. The Board of Directors is composed of independent, active and effective directors. Eleven out of our twelve directors meet the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Board's standards for determining director independence. Mr. Smith is the only member of executive management who is also a director.

       Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of FedEx's business and affairs. Such oversight is maintained at FedEx through the composition of our Board, the strong leadership of our independent directors and Board committees, and our highly effective corporate governance structures and processes already in place.

       The Board of Directors and its committees vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the Board's committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the integrity of FedEx's financial statements, the compensation of executive management, including Mr. Smith's compensation, the selection and evaluation of directors, and the development and implementation of corporate governance programs. The Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chairman and Chief Executive Officer, assessing

FedEx's financial and non-financial performance and the quality and effectiveness of Mr. Smith's leadership. In addition, the Nominating & Governance Committee oversees the processes by which Mr. Smith is evaluated.

       The Board believes that FedEx's Corporate Governance Guidelines, which are available on the FedEx Web site, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx's commitment to the highest quality corporate governance. Pursuant to these governance principles, non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person Board meeting. The Chairman of the Nominating & Governance Committee presides over these meetings. Each Board member is free to suggest the inclusion of items on the agenda for Board meetings or raise subjects that are not on the agenda for that meeting. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

       As discussed under the heading "Compensation Discussion and Analysis" beginning on page 18, a significant portion of FedEx's executive compensation program consists of variable, at-risk components that are directly dependent upon the achievement of pre-established corporate financial goals or stock price appreciation. With respect to Mr. Smith's fiscal 2008 compensation as cited by the proponent, approximately 95% of such amount related to variable long-term incentives. In particular, the value realized upon the exercise of stock options granted to Mr. Smith in 1998 accounted for approximately 89% of such compensation.

       Finally, the proponent has again selectively referred to certain lawsuits and other proceedings concerning FedEx Ground, as it did with substantially similar and unsuccessful proposals the last two years. These references are irrelevant, incomplete and clearly self-serving. Our Board of Directors has reviewed FedEx Ground's independent contractor model and closely monitors the status of these proceedings. The independent contractor model has been in place since the inception of the company as RPS in 1985, was in place at the time we acquired Caliber System, Inc. in January 1998, and throughout FedEx Ground's history has been upheld by numerous agencies and courts, including United States federal courts. The currently pending material litigation and other proceedings have been described in detail in FedEx's SEC filings, and we intend to vigorously defend ourselves in these proceedings. We will continue to monitor these issues, and to make changes to our relationships with independent contractors, as may be appropriate. FedEx Ground's use of independent contractors is well suited to the needs of the ground delivery business and its customers, which is reflected by FedEx Ground's strong growth and outstanding service.

       In sum, the Board believes that FedEx and its stockholders have been and continue to be well served by having Mr. Smith serve as both Chairman of the Board and Chief Executive Officer. The current leadership model, when combined with the current composition of the Board and the other elements of our governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of FedEx's business and affairs. This proposal is clearly an attempt by the proponent to advance its own self-interest, which is inconsistent with the best interests of FedEx and its stockholders as a whole. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

       If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

PROPOSAL 4 — STOCKHOLDER PROPOSAL: SPECIAL SHAREOWNER MEETINGS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

       FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 100 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

"4 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration. This proposal is in favor of our board maintaining its current power to call a special meeting.

This proposal topic won impressive 2008 support at the following companies:

priceline.com Incorporated (PCLN)	63%	John Chevedden (Sponsor)
Occidental Petroleum (OXY)	66%	Emil Rossi
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company's corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

  •
  The Corporate Library (TCL) http://www.thecorporatelibrary.com, an independent research firm, rated our company:
         "D" in Corporate Governance.
         "High Concern" in executive pay.
         "High Concern" for the Board.
         "High" in Overall Governance Risk Assessment.

  •
  Four directors had long-tenure of 20 to 38 years:
         Joshua Smith
         Judith Estrin
         J. R. Hyde
         Peter Willmott (70+ years of age)
         Frederick Smith — Chairman and CEO

       This creates the perception of a board within a board and raises concerns about board independence.

  •
  Half of our audit committee had 20 to 35 years long-tenure — independence concern.
  •
  We had no shareholder right to:
         Fill board vacancies.
         Cumulative voting.
         Call a special shareholder meeting.
         Act by written consent.
         An independent Board Chairman.
         A Lead Director.

  •
  Our directors also served on 6 boards rated "D" by the Corporate Library:

Shirley Ann Jackson	International Business Machines (IBM)
Shirley Ann Jackson	Marathon Oil (MRO)
James Barksdale	Time Warner (TWX)
Joshua Smith	Caterpillar (CAT)
Judith Estrin	Disney (DIS)
Steven Loranger	ITT Corporation (ITT)

  •
  Shirley Ann Jackson served on 6 boards — Over-extension concern.
  •
  Our full board met only 6-times in one-year — Oversight concern.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings —
Yes on 4"

Board of Directors' Statement in Opposition

       The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that it is unnecessary and not in the best interests of our stockholders.

       The process for calling special meetings already provided for in FedEx's Certificate of Incorporation effectively safeguards the broader interests of all stockholders. The Board of Directors has a longstanding goal of providing effective governance of FedEx's business and affairs for the long-term benefit of FedEx's stockholders. The Board is composed of independent, active and effective directors. Eleven out of our twelve directors meet the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Board's standards for determining director independence. The fundamental responsibility of the Board is to promote the best interests of FedEx and its stockholders by overseeing the management of FedEx's business and affairs.

       FedEx's Certificate of Incorporation provides that a special meeting of stockholders may be called by a majority of the Board members. This provision is appropriate for a public company the size of FedEx because it allows the Board members, in accordance with their fiduciary duties, to exercise their business judgment to determine when it is in the best interests of FedEx and its stockholders to convene a special meeting.

       The proposal would enable holders of only 10% of FedEx's outstanding shares to call special stockholders' meetings without any limitation on the number or frequency of such meetings. Such a low ownership threshold would allow a small group of stockholders to call special meetings on topics that do not concern, or may be of little or no interest to, the majority of stockholders. Furthermore, by enabling such a small group to have unlimited ability to call special stockholders' meetings at any time and for any purpose, the proposal may encourage some stockholders to use this mechanism to further their own special interests.

       A special stockholders' meeting at a company the size of FedEx is an expensive and time-consuming event. Proxy materials have to be prepared, printed and distributed, requiring FedEx to incur the significant printing, mailing and other costs associated with a proxy solicitation. Moreover, the Board of Directors and executive management must spend a considerable amount of time preparing for the meeting, thereby diverting their focus from overseeing and managing FedEx's business and affairs. The Board believes that a special stockholders' meeting should, therefore, be convened only when the Board members, in the exercise of their fiduciary obligations, determine that there is an extraordinary matter or a significant strategic concern that requires consideration by FedEx's stockholders before the next annual meeting.

       The process for calling special meetings already provided for in FedEx's Certificate of Incorporation effectively safeguards the broader interests of FedEx and all stockholders by entrusting such decisions to a qualified and experienced group of directors who have a fiduciary duty to act in the best interests of FedEx and all stockholders.

       FedEx's corporate governance policies ensure that the Board of Directors is held accountable and provide stockholders with access to the Board and ample opportunity to submit items for approval at annual meetings. The Board believes that FedEx's highly effective corporate governance policies obviate any need for a small group of stockholders to have the right to call special stockholders' meetings.

       Over the last several years, the accountability of the Board to FedEx's stockholders has been significantly enhanced through:

  •
  Eliminating the classified structure of the Board to allow for annual election of all directors;

  •
  Adopting a majority-voting standard in uncontested director elections and a resignation requirement for directors who fail to receive the required majority vote. The Board is prohibited from changing back to a plurality-voting standard without the approval of our stockholders;

  •
  Amending our Certificate of Incorporation and Bylaws to eliminate all supermajority stockholder voting requirements; and

  •
  Amending our Bylaws to require stockholder approval for any future "poison pill" prior to or within twelve months after adoption of the poison pill.

       In addition, FedEx's stockholders currently have the right to:

  •
  Communicate directly with any director, any Board committee or the full Board;

  •
  Propose director nominees to the Nominating & Governance Committee;

  •
  Submit proposals for presentation at an annual meeting and for inclusion in FedEx's proxy statement for that annual meeting, subject to certain conditions and the rules and regulations of the Securities and Exchange Commission; and

  •
  Submit proposals, including nominations of director candidates, directly at an annual meeting, subject to certain conditions as set forth in our Bylaws.

       The Board believes that FedEx's existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee FedEx's business and affairs for the long-term benefit of stockholders. In addition, these policies provide stockholders with meaningful access to Board members and ample opportunities to bring matters before the stockholders on an annual basis.

       FedEx's stockholders have the right to vote on certain significant corporate transactions. FedEx is incorporated in Delaware and our common stock is listed on the New York Stock Exchange. The rules governing companies listed on the New York Stock Exchange and Delaware law require FedEx to submit certain matters to a vote of stockholders for approval, such as amendments to FedEx's Certificate of Incorporation, mergers involving FedEx, sales of all or substantially all of FedEx's assets, large share issuances and the adoption of equity-based compensation plans.

       Accordingly, stockholders already have the right to vote on certain important matters should they arise between annual meetings. The Board of Directors, in accordance with its fiduciary obligations and business judgment, determines whether any such matter merits consideration by the stockholders before the next annual meeting.

       For the reasons set forth above we recommend that you vote against this proposal.

Vote Required for Approval

       If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

PROPOSAL 5 – STOCKHOLDER PROPOSAL: SHAREHOLDER VOTE ON EXECUTIVE PAY

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

       FedEx has been notified that Martha Ruth Thompson, 712 South Elam Avenue, Greensboro, North Carolina 27403, the beneficial owner of 75 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

       "RESOLVED, that stockholders of FedEx Corporation request the board of directors to adopt a policy that provides stockholders the opportunity at each annual stockholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of materials factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

       Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently aligned to the creation of stockholder value.

       In 2008 stockholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions averaged 43% in favor, demonstrating strong stockholder support for this reform. Since then public sentiment and Congressional concern about executive compensation has reached new levels of intensity.

       An Advisory Vote establishes an annual referendum process for stockholders about senior executive compensation. We believe the results of this vote would provide FedEx's board and management useful information about stockholder views on the company's senior executive compensation.

       In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, "An advisory vote on our compensation report is a helpful avenue for our stockholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

       A number of other companies have also agreed to an Advisory Vote, including Ingersoll Rand, Verizon, MBIA, H&R Block, Blockbuster, and PG & E. And approximately 300 companies under TARP are now implementing the Advisory Vote, providing an opportunity to see it in action.

       Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: "RiskMetrics encourages companies to allow stockholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

       The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin in the last Congress. We expect this legislation will pass in the near future.

       We believe existing SEC rules and stock exchange listing standards do not provide stockholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow stockholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives stockholders a clear voice that could help shape senior executive compensation.

       We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool."

 Board of Directors' Statement in Opposition

       The Board of Directors and its Compensation and Nominating & Governance Committees have considered this proposal and concluded that it is unnecessary and not in the best interests of our stockholders.

       Our stockholders already have a direct and effective method to express their views regarding executive compensation. An advisory vote is not necessary because our stockholders already have an efficient and effective method of communicating directly with our Board of Directors and its Compensation Committee. Stockholders may communicate with any member or committee of our Board of Directors (including the Compensation Committee or the Board generally) as described on page 10 under the heading "Corporate Governance Matters — Communications with Directors." By contacting our Board or members of the Compensation Committee directly, stockholders can specifically, clearly and accurately express any observations or concerns regarding FedEx's compensation policies and practices directly to those charged with designing and administering FedEx's executive compensation program. An advisory vote, on the other hand, is not an effective or meaningful method for stockholders to communicate their views regarding executive compensation.

       Our executive compensation structure promotes the best interests of our stockholders. As discussed under the heading "Compensation Discussion and Analysis" beginning on page 18, FedEx has a carefully crafted executive compensation program that rewards executives for their performance and aligns their interests with those of FedEx's stockholders. This program is designed and administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee regularly monitors each component of FedEx's executive compensation program and, after careful and thorough deliberation, adopts changes as appropriate to reflect FedEx's business strategy, the dynamic, global marketplace in which FedEx competes for talented executives and other factors, such as the current recession.

       For example, during fiscal 2009 the Compensation Committee approved several compensation-related cost-reduction initiatives, including:

  •
  The base salary of Frederick W. Smith, FedEx's Chairman, President and CEO, was reduced by 20%, effective January 1, 2009;

  •
  The base salaries of the other executive officers were reduced by 10%, effective January 1, 2009;

  •
  Annual merit-based salary increases were eliminated for all U.S. salaried exempt personnel, including FedEx's executive officers, for calendar 2009; and

  •
  401(k) company matching contributions were suspended for all participants, including FedEx's executive officers, for a minimum of one year, effective February 1, 2009.

Moreover, consistent with FedEx's pay for performance philosophy and reflecting extraordinarily weak macroeconomic conditions during fiscal 2009 and the resulting negative effects on our financial performance, there were no payouts for fiscal 2009 to any participants, including FedEx's executive officers, under our annual incentive compensation and long-term incentive compensation programs.

       The Compensation Committee also has retained an independent executive compensation consultant, which reports directly to the Compensation Committee and assists the Compensation Committee in evaluating FedEx's executive compensation. The Board believes that FedEx's compensation structure for executive officers promotes the best interests of FedEx and its stockholders by enabling FedEx to retain and attract highly qualified and productive executive officers, while ensuring that they are compensated in such a manner as to sustain and enhance long-term stockholder value. Furthermore, the Board believes that its independent, well-informed and active Compensation Committee is in the best position to ensure that FedEx's executive compensation program continues to meet these goals and objectives.

       An advisory vote would undermine our highly effective executive compensation program to the detriment of our stockholders. FedEx's global recognition and reputation for excellence in management and leadership make our employees attractive targets for other companies and our executives are aggressively recruited. The Board of Directors and its Compensation Committee have a duty to our stockholders to ensure that our overall compensation program competes well against all types of companies — in our industry and in others — and continues to retain and attract highly qualified and effective executive officers.

       The proponent notes that public companies in the United Kingdom allow an advisory vote on executive compensation. An advisory vote on executive compensation is, however, mandatory for all public companies in the United Kingdom and, therefore, no single United Kingdom company is competitively disadvantaged by this requirement. An advisory vote on executive compensation is the subject of currently proposed U.S. federal legislation and should be implemented on a uniform basis for all U.S. public companies. Until such time, the proposed advisory vote could create the impression among our executives, as well as by executives whom we may recruit, that their compensation opportunities at FedEx could be limited, especially as compared with opportunities at other U.S. companies that have not adopted this practice. If adopted, the proposal would only apply to FedEx and very few other U.S. companies and could have the effect of undermining the Board's and Compensation Committee's efforts to retain and attract highly talented executives to the detriment of our stockholders.

       An advisory vote would not effectively convey meaningful stockholder opinions regarding executive compensation. The proposed advisory vote would not provide our Board of Directors or its Compensation Committee with any meaningful insight into specific stockholder concerns regarding executive compensation that they could address when considering FedEx's compensation policies and practices. It is simply a vote to approve the Summary Compensation Table and related narrative disclosure. Such an advisory vote would not effectively communicate any particular stockholder views about our executive compensation programs and would not provide our Board or its Compensation Committee with any clear indication of, or context necessary to interpret, the meaning of the vote. In addition, an advisory vote could easily be abused by some shareholders to promote their individual political and social agendas, which would further distort the already vague message conveyed by the advisory vote. The proposed advisory vote would therefore not provide any benefit to our stockholders, nor would it provide any useful information to our Board or its Compensation Committee.

       For the reasons set forth above we recommend that you vote against this proposal.

Vote Required for Approval

       If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

 PROPOSAL 6 – STOCKHOLDER PROPOSAL: HEALTH CARE REFORM PRINCIPLES

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

       FedEx has been notified that the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, the beneficial owner of 200 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

       "RESOLVED: Shareholders of FedEx Corporation (the "Company") urge the Board of Directors to adopt principles for health care reform based upon principles reported by the Institute of Medicine:

1.
Health care coverage should be universal.
2.
Health care coverage should be continuous.
3.
Health care coverage should be affordable to individuals and families.
4.
The health insurance strategy should be affordable and sustainable for society.
5.
Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable.

SUPPORTING STATEMENT

       The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued five principles for reforming health insurance coverage in a report, Insuring America's Health: Principles and Recommendations (2004). We believe principles for health care reform, such as those set forth by the Institute of Medicine, are essential if public confidence in our Company's commitment to health care coverage is to be maintained.

       Access to affordable, comprehensive health care insurance is the most significant social policy issue in America according to polls by NBC News/The Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News. In our opinion, health care reform also is a central issue in the presidential campaign of 2008.

       Many national organizations have made health care reform a priority. In 2007, representing "a stark departure from past practice," the American Cancer Society redirected its entire $15 million advertising budget "to the consequences of inadequate health coverage" in the United States (The New York Times, 8/31/07).

       John Castellani, president of the Business Roundtable (representing 160 of the country's largest companies), has stated that 52 percent of the Business Roundtable's members say health costs represent their biggest economic challenge. "The cost of health care has put a tremendous weight on the U.S. economy," according to Castellani, "The current situation is not sustainable in a global, competitive workplace." (BusinessWeek, July 3, 2007.)

       The National Coalition on Health Care (whose members include some of the largest publicly-held companies, institutional investors and labor unions) also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

       We believe that the 47 million Americans without health insurance results in higher costs, causing an adverse effect on shareholder value for our Company, as well as all other U.S. companies which provide health insurance to their employees. Annual surcharges as high as $1,160 for the uninsured are added to the total cost of each employee's health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Moreover, we feel that increasing health care costs further reduces shareholder value when it leads companies to shift costs to employees, thereby reducing employee productivity, health and morale."

Board of Directors' Statement in Opposition

       The Board of Directors and its Nominating & Governance Committees have considered this proposal and concluded that it is unnecessary and not in the best interests of our stockholders.

       FedEx recognizes the importance of providing comprehensive employee benefits, including health insurance, in order to retain and attract employees and to enhance employee well-being and productivity. FedEx is, therefore, committed to providing competitive benefits. Health insurance is offered to all full-time employees in the United States. In addition, part-time employees in the United States (working a minimum of 18 hours per week) are eligible for health care benefits at some FedEx companies.

       The Board is keenly aware of the cost associated with providing quality health care to employees. FedEx has and will continue to address the challenge of providing affordable, quality health care benefits for our employees, while also working to address escalating health care costs. FedEx regularly assesses existing and potential new health care programs and selects those that both enhance the well-being and productivity of our employees and mitigate rising health care costs. It is not in the best interests of FedEx and our stockholders to be potentially constrained in our ability to provide health care to our employees by adopting the principles of any single organization. FedEx must have the flexibility to make appropriate determinations about what health care policies are in the best interests of our employees and to offer innovative health care solutions.

       The Board recognizes that rising health care costs and health care reform are significant social policy issues and the subjects of an ongoing national dialogue. National health care reform involves complex legislative and public policy issues. Such issues are best addressed by elected officials through the governmental process. The Board of Directors believes, therefore, that the adoption of these health care reform principles will not advance the national dialogue or facilitate the enactment of federal legislation that would benefit FedEx, our employees or our stockholders.

       For the reasons set forth above we recommend that you vote against this proposal.

Vote Required for Approval

       If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

 OTHER MATTERS

       We are not aware of any other matters to be conducted at the meeting. FedEx's Bylaws require stockholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

       FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

       We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2009 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

       Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

       If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report and proxy statement for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

       If you participate in householding and wish to receive a separate copy of this proxy statement and the 2009 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports and proxy statements, please contact Computershare as indicated above. A separate copy of this proxy statement and the 2009 Annual Report will be delivered promptly upon request.

       Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

Stockholder Proposals for 2010 Annual Meeting

       Stockholder proposals intended to be presented at FedEx's 2010 annual meeting must be received by FedEx no later than April 19, 2010, to be eligible for inclusion in FedEx's proxy statement and form of proxy for next year's meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

       For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2010 annual meeting, including nominations of director candidates, FedEx's Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2010 annual meeting of stockholders, our Bylaws require notice to be provided to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120, as early as May 31, 2010, but no later than June 30, 2010. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

CHRISTINE P. RICHARDS
Executive Vice President, General Counsel and Secretary

APPENDIX A

COMPANIES IN EXECUTIVE COMPENSATION COMPARISON SURVEY GROUP

3M Company
7-Eleven, Inc.
Abbott Laboratories
Accenture Ltd
Air Products and Chemicals, Inc.
Alcoa Inc.
Alstom
Altria Group, Inc.
Amazon.com, Inc.
American Electric Power Company, Inc.
American Express Company
American Standard Companies, Inc.
AmerisourceBergen Corporation
Amgen Inc.
AMR Corporation
Anheuser-Busch Companies, Inc.
Apple Inc.
ARAMARK Corporation
Archer-Daniels-Midland Company
Arrow Electronics, Inc.
ArvinMeritor, Inc.
Associated British Foods plc
AstraZeneca PLC
AT&T Inc.
Automatic Data Processing, Inc.
AutoNation, Inc.
BAE Systems plc
Baxter International Inc.
Bayer AG
Berkshire Hathaway Inc.
Best Buy Co., Inc.
Boehringer Ingelheim GmbH
The Boeing Company
BP p.l.c.
Bristol-Myers Squibb Company
Bunge Limited
Burlington Northern Santa Fe Corporation
Cadbury-Schweppes PLC
Canon Inc.
Cardinal Health, Inc.
Cargill, Incorporated
Caterpillar Inc.
Celestica Inc.
Chevron Corporation
CHS Inc.
The Coca-Cola Company
Colgate-Palmolive Company
Comcast Corporation
ConAgra Foods, Inc.
ConocoPhillips
Constellation Energy Group, Inc.
Continental AG
Cox Enterprises, Inc.
Cummins Inc.
CSX Corporation
CVS Caremark Corporation
Daimler AG
Danaher Corporation
Deere & Company
Dell Inc.
Delphi Corporation
Delta Air Lines, Inc.
Devon Energy Corporation
Diageo plc
The DIRECTV Group, Inc.
The Dow Chemical Company
Duke Energy Corporation
E. I. du Pont de Nemours and Company
Eastman Kodak Company
Eaton Corporation
Edison International
Electronic Data Systems Corporation
Eli Lilly and Company
EMC Corporation
Emerson Electric Co.
Entergy Corporation
EnCana Corporation
European Aeronautic Defence and Space Company EADS N.V.
Express Scrips, Inc.
FirstEnergy Corp.
Fluor Corporation
Ford Motor Company
FPL Group, Inc.
Fortune Brands, Inc.
The Gap, Inc.
Genetech, Inc.
General Dynamics Corporation
General Electric Company
General Mills, Inc.
General Motors Corporation
Genworth Financial, Inc.
GlaxoSmithKline plc
The Goodyear Tire & Rubber Company
Halliburton Company
Henkel AG & Co. KGaA
Hess Corporation
Hewlett-Packard Company
The Home Depot, Inc.
Honeywell International Inc.
Illinois Tool Works Inc.
Imperial Chemical Industries PLC
Ingersoll-Rand Company Limited
Ingram Micro Inc.
Intel Corporation
International Business Machines Corporation
International Paper Company
J. C. Penney Company, Inc.
JM Family Enterprises, Inc.
Johnson & Johnson

A-1

Johnson Controls, Inc.
Kellogg Company
Kimberly-Clark Corporation
Kinder Morgan, Inc.
Koch Industries, Inc.
Kohl's Corporation
Kraft Foods Inc.
The Kroger Co.
L-3 Communications Holdings, Inc.
Lafarge S.A.
Lend Lease Corporation Limited
Lockheed Martin Corporation
Loews Corporation
Lowe's Companies, Inc.
Macy's, Inc.
Marriott International, Inc.
Mars, Incorporated
Masco Corporation
Matsushita Electric Industrial Co., Ltd.
McDonald's Corporation
Medco Health Solutions, Inc.
Medtronic, Inc.
Merck & Co., Inc.
Mittal Steel USA Inc.
Motorola, Inc.
National City Corporation
Nestlé S.A.
NIKE, Inc.
Nokia Corporation
Norfolk Southern Corporation
Nortel Networks Corporation
Northrop Grumman Corporation
Northwest Airlines, Inc.
Novartis AG
Occidental Petroleum Corporation
Office Depot, Inc.
Oracle Corporation
PACCAR Inc
PDVSA
PepsiCo, Inc.
Pfizer Inc.
PG&E Corporation
Philip Morris USA
Philips Electronics North America Corporation
PPG Industries, Inc.
The Procter & Gamble Company
Public Service Enterprise Group Incorporated
Pulte Homes, Inc.
Qwest Communications International Inc.
Raytheon Company
Reliant Energy, Inc.
Reynold's American Inc.
Rio Tinto plc
Robert Bosch GmbH
Roche Holding AG
Sanofi-Aventis
Sara Lee Corporation
Schering-Plough Corporation
Schlumberger Limited
Schneider Electric SA
Seagate Technology
Sears Holdings Corporation
Securitas AB
Sempra Energy
Siemens AG
Sodexho Alliance, SA
Solectron Corporation
The Southern Company
Sprint Nextel Corporation
Staples, Inc.
Sun Microsystems, Inc.
Sunoco, Inc.
SUPERVALU INC.
T-Mobile USA, Inc.
TRW Automotive Holdings Corp.
TXU Corp.
Target Corporation
Tesoro Corporation
Texas Instruments Incorporated
Textron Inc.
Time Warner Cable Inc.
Time Warner Inc.
Toys "R" Us, Inc.
Trane Inc.
Tyco International Ltd.
UAL Corporation
Unilever N.V.
Union Pacific Corporation
United Parcel Service, Inc.
United States Steel Corporation
United Technologies Corporation
Valero Energy Corporation
Verizon Communications Inc.
Verizon Wireless, Inc.
Viacom Inc.
Visteon Corporation
Wal-Mart Stores, Inc.
Walgreen Co.
The Walt Disney Company
Waste Management, Inc.
Wells Fargo & Company
Weyerhaeuser Company
Whirlpool Corporation
The Williams Companies, Inc.
Wyeth
Xerox Corporation
YUM! Brands, Inc.

A-2

002CS40051 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0133UB 1 U P X + Annual Meeting Proxy Card . + A The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposal 2. 01 - James L. Barksdale 04 - J.R. Hyde, III 07 - Gary W. Loveman 02 - John A. Edwardson 05 - Shirley A. Jackson 08 - Susan C. Schwab 03 - Judith L. Estrin 06 - Steven R. Loranger 09 - Frederick W. Smith 1. Election of Directors: For Against Abstain 2. Ratification of Independent Registered Public Accounting Firm. 3. Stockholder Proposal Regarding Independent Board Chairman. For Against Abstain 4. Stockholder Proposal Regarding Special Shareowner Meetings. For Against Abstain For Against Abstain For Against Abstain 10 - Joshua I. Smith 11 - David P. Steiner 12 - Paul S. Walsh For Against Abstain B The Board of Directors recommends a vote AGAINST Proposals 3, 4, 5 and 6. PLEASE DATE AND SIGN IN SECTION D ON THE REVERSE SIDE. 5. Stockholder Proposal Regarding Shareholder Vote on Executive Pay. 6. Stockholder Proposal Regarding Health Care Reform Principles. Annual Meeting Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern time on September 27, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured Web site. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch-tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation for the Annual Meeting of Stockholders, September 28, 2009 The undersigned hereby constitutes and appoints Christine P. Richards and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 28, 2009, at 10:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 6 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in any benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a plan trustee or record holder on the voting of shares held in your account, your instructions must be received by September 23, 2009. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants. This proxy when properly executed will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposal 2 and AGAINST Proposals 3, 4, 5 and 6. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposal 2 and AGAINST Proposals 3, 4, 5 and 6. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Ms. Richards and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone. If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to bring the Admission Ticket attached to this proxy card with you. NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports. . Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below. D The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof. NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Mark this box if you would like your name to be disclosed with your vote and comments, if any. + + Admission Ticket FedEx Corporation Annual Meeting of Stockholders Monday, September 28, 2009 10:00 a.m. local time The Peabody Hotel The Grand Ballroom 149 Union Avenue Memphis, Tennessee 38103 If you wish to attend the annual meeting in person, you will need to bring this Admission Ticket with you. Please present this Admission Ticket and a valid government-issued photo identification (such as a driver’s license or a passport) for admission to the meeting. Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted. This Admission Ticket is not transferable. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.